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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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ALKERMES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Registered in Ireland—No. 498284
Connaught House
1 Burlington Road
Dublin 4, Ireland

 NOTICE OF 2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 1, 2013

To the Shareholders:

        The 2013 Annual General Meeting of Alkermes plc (the "Company" or "Alkermes"), a company incorporated under the laws of Ireland, will be held on August 1, 2013 at 12:30 p.m., local time, at the Company's offices at Connaught House, 1 Burlington Road, Dublin 4, Ireland, for the following purposes:

  1.
  By separate resolutions, to elect as Class II directors to serve for a three-year term expiring at the Company's Annual General Meeting of Shareholders in 2016 and until their respective successors are elected and shall qualify, the following individuals as nominated by our Board of Directors:

  a.
  David W. Anstice

  b.
  Robert A. Breyer

  c.
  Wendy L. Dixon

  2.
  To approve the Alkermes plc 2011 Stock Option and Incentive Plan, as amended.

  3.
  To hold a non-binding advisory vote on the compensation of our named executive officers.

  4.
  To authorize holding the 2014 Annual General Meeting of Shareholders of the Company at a location outside of Ireland.

  5.
  To appoint PricewaterhouseCoopers as the independent auditors of the Company and to authorize the Audit and Risk Committee of the Board of Directors to set the auditors' remuneration.

  6.
  To transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

        Proposals 1 through 5 are ordinary resolutions, requiring a simple majority of the votes cast at the meeting. These items of business are more fully described in the proxy statement accompanying this notice. Shareholders as of June 10, 2013, the record date for the Annual General Meeting of Shareholders, are entitled to vote on these matters.

        During the Annual General Meeting of Shareholders, management will present the Company's Irish Statutory Accounts for the fiscal year ended March 31, 2013, and the reports of the auditors thereon.

By Order of the Board of Directors

KATHRYN L. BIBERSTEIN
Secretary
Dublin, Ireland
June 14, 2013

        Whether or not you expect to attend the Annual General Meeting of Shareholders in person, we encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting. Any shareholder entitled to attend and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of Alkermes plc. If you wish to appoint as proxy any person other than the individuals specified on the Company's proxy card, please contact the company secretary at our registered office.

        The Notice and Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, and our Irish Statutory Accounts, including related reports, are available at www.viewproxy.com/alkermes/2013. These materials are also available in the Investor Relations section of our website at www.alkermes.com.

Registered in Ireland—No. 498284
Connaught House
1 Burlington Road
Dublin 4, Ireland

PROXY STATEMENT
FOR THE 2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 1, 2013

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Why am I receiving these materials?

        We are making this Proxy Statement available to you on or about June 15, 2013 on the Internet, or by delivering printed versions to you by mail, because our Board of Directors (the "Board") is soliciting your proxy to vote at the Company's 2013 Annual General Meeting of Shareholders (the "Annual Meeting") on August 1, 2013. This Proxy Statement contains information about the items being voted on at the Annual Meeting and important information about Alkermes.

        This Proxy Statement and the following documents relating to the Annual Meeting are available at www.viewproxy.com/alkermes/2013 and on our website at www.alkermes.com:

  •
  Our Internet Notice of Availability of Proxy Materials;

  •
  Our Annual Report on Form 10-K for the fiscal year ended March 31, 2013; and

  •
  Our Irish Statutory Accounts for the fiscal year ended March 31, 2013 and the reports of the Directors and auditors thereon.

Who can vote at the Annual Meeting?

        Only shareholders who are registered as shareholders as of the close of trading on The NASDAQ Global Select Stock Market, Inc. ("Nasdaq") on June 10, 2013 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 135,203,962 ordinary shares issued and outstanding and entitled to be voted.

        Each ordinary share that you own as of the Record Date entitles you to one vote on each matter to be voted upon at the Annual Meeting. We are making this Proxy Statement and other Annual Meeting materials available on the Internet or, upon request, sending printed versions of these materials on or about June 15, 2013 to all shareholders of record as of the Record Date.

How do proxies work?

        Our Board is asking for your proxy authorizing us to vote your shares at the Annual Meeting in the manner you direct. You may abstain from voting on any matter. If you submit your proxy without specifying your voting instructions, we will vote your shares as follows:

  •
  Election of Directors:  FOR the election of each of our three Class II director nominees;

  •
  Alkermes 2011 Stock Option and Incentive Plan, as amended.  FOR the Alkermes plc 2011 Stock Option and Incentive Plan, as amended. Your approval will serve to ratify the performance measures set forth in the 2011 Plan (as defined herein) and to increase the shares authorized for issuance thereunder;

  •
  Advisory Vote on Executive Compensation.  FOR the advisory vote on executive compensation;

  •
  2014 Annual General Meeting.  FOR the authorization to hold the 2014 Annual General Meeting of Shareholders outside of Ireland;

  •
  PricewaterhouseCoopers.  FOR the appointment of PricewaterhouseCoopers as the independent auditors of the Company and the authorization of the Audit and Risk Committee of the Board to set the auditors' remuneration; and

  •
  As to any other matter that may properly come before the meeting or any adjournment or postponement, in accordance with our best judgment.

        Ordinary shares represented by valid proxies received in time for the Annual Meeting and not revoked before the Annual Meeting will be voted at the Annual Meeting. You can revoke your proxy and change your vote in the manner described below (under "Can I change my vote after submitting my proxy?"). If your shares are held through a bank, broker or other nominee, please follow the instructions that you were provided.

How do I vote?

        It is important that your shares are represented at the Annual Meeting, whether or not you attend the Annual Meeting in person.

        Shareholders of record.    If, as of the Record Date, your ordinary shares were registered directly in your name with the Company's transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, there are four ways to vote:

  •
  Telephone:  By calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

  •
  Internet:  By going to the Internet website indicated on your Notice of Internet Availability of Proxy Materials or proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

  •
  Mail:  By signing, dating and returning a printed proxy card.

  •
  In Person:  By submitting a written ballot in person at the Annual Meeting. To obtain directions to attend the Annual Meeting, please contact our Investor Relations department at financial@alkermes.com. We will pass out ballots at the Annual Meeting to anyone who wishes to vote in person.

        Shares held in a brokerage account.    If your shares are held in a brokerage account in your broker's name (this is called "street name"), please follow the voting instructions provided by your bank, broker or other nominee. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can sign, date and return a voting instruction form to your bank, broker or other nominee. If you provide specific voting instructions by telephone, by Internet or by mail, your bank, broker or other nominee must vote your shares as you have directed. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee.

What is the deadline for voting my shares if I do not vote in person at the Annual Meeting?

        If you are a shareholder of record, you may vote by Internet or by telephone until 5:00 p.m., United States Eastern Daylight Time, on July 31, 2013.

        If you are a beneficial owner of shares held through a bank or brokerage firm, please follow the voting instructions provided by your bank or brokerage firm.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        We have elected to provide access to our proxy materials on the Internet, consistent with the rules of the Securities and Exchange Commission ("SEC"). Accordingly, in most instances we are mailing a Notice of Internet Availability of Proxy Materials to our shareholders. You can access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or you may request printed versions of our proxy materials for the Annual Meeting. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice of Internet Availability of Proxy Materials. In addition, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

        If you hold your shares in more than one account, you may receive a separate Notice of Internet Availability of Proxy Materials or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To ensure that all of your shares are voted, please vote by telephone or by Internet or sign, date and return a proxy card or voting instruction form for each account.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each ordinary share you owned as of the Record Date.

What happens if I do not give specific voting instructions when I deliver my proxy?

        Shareholders of Record.    If you are a shareholder of record and you:

  •
  Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board; or

  •
  If you sign and return a proxy card without giving specific voting instructions,

then the Company-designated proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting.

        Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to Nasdaq rules, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of Nasdaq on which your broker may vote shares held in street name in the absence of your voting instructions. We believe that proposal 5 (appointment of PricewaterhouseCoopers as our independent auditor and authorization for the Audit and Risk Committee of the Board to set auditor remuneration) will be considered routine, or discretionary. However, we note that proposals 1 (election of directors), 2 (approval of the 2011 Stock Option and Incentive Plan, as amended), 3 (the non-binding advisory vote on executive compensation) and 4 (authorization to hold the 2014 Annual General Annual Meeting of Shareholders of the Company at a location outside of Ireland) are considered non-routine, non-discretionary items for such purposes. A bank or brokerage firm may not vote your shares with respect to non-discretionary matters if you have not provided instructions. This is called a "broker non-vote." We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, employees and third party proxy solicitors may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What is the quorum requirement?

        A quorum of shareholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least one or more shareholders holding not less than a majority of the issued and outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the Record Date, there were 135,203,962 ordinary shares issued and outstanding and entitled to vote. Thus, the holders of 67,601,981 ordinary shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, within one hour of the time appointed for the Annual Meeting, the Annual Meeting shall stand adjourned to August 8, 2013 at 12:30 p.m. local time at the offices of the Company located at Connaught House, 1 Burlington Road, Dublin 4, Ireland, or such other time or place as the Board may decide.

What vote is required to approve each proposal and how are votes counted?

        Election of Directors:    The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required for the election of David W. Anstice, Robert A. Breyer, and Wendy L. Dixon. Our Articles of Association provide that if, at any annual general meeting of shareholders, the number of directors is reduced below the minimum prescribed by the articles of association due to the failure of any director nominee to receive a majority of the votes cast, then in those circumstances, the nominee or nominees who receive the highest number of votes in favor of election will be elected (until the next annual general meeting of shareholders) in order to maintain such prescribed minimum number of directors.

        2011 Stock Option and Incentive Plan, as amended:    The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the Alkermes plc 2011 Stock Option and Incentive Plan, as amended.

        Advisory Vote on Executive Compensation:    The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the compensation of our named executive officers. This proposal calls for a non-binding, advisory vote. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers.

        Authorization to hold the 2014 Annual General Meeting of Shareholders at a location outside of Ireland:    The affirmative vote of a majority of shares present in person or represented by proxy at the Annual

Meeting and entitled to vote on the proposal is required to authorize holding the 2014 Annual General Meeting of Shareholders of the Company at a location outside of Ireland.

        Appointment of PricewaterhouseCoopers as independent auditor and authorization to set auditor remuneration:    The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to appoint PricewaterhouseCoopers as our independent auditor for the fiscal period ending December 31, 2013 and to authorize the Audit and Risk Committee to set the auditor's remuneration.

How will voting on any other business be conducted?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named as your proxy in the accompanying proxy are entitled to vote on those matters in accordance with their best judgment.

How are votes counted? How are abstentions and broker non-votes treated?

        Votes will be counted by the inspector of election appointed for the Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of the proposals, but will not be counted as votes cast. Broker non-votes will be counted as present for purposes of determining the presence of a quorum for purposes of the proposals, but will not be voted. Since the approval of all of the proposals is based on the votes properly cast at the Annual Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on these proposals.

Can I change my vote after submitting my proxy?

        Yes. You may revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

  •
  providing written notice to the Secretary of the Company (at Connaught House, 1 Burlington Road, Dublin 4, Ireland, Attn.: Secretary, Annual Meeting) by any means, including facsimile (+353 1 772 8001), that is received by the Secretary no later than 5:00 p.m. United States Eastern Daylight Time on July 31, 2013 stating that the proxy is revoked;

  •
  signing and delivering a proxy relating to the same shares and bearing a later date, that is received no later than 5:00 p.m. United States Eastern Daylight Time on July 31, 2013;

  •
  transmitting a subsequent vote over the Internet or by telephone, but no later than 5:00 p.m., United States Eastern Daylight Time, on July 31, 2013; or

  •
  attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

        Please note that if your ordinary shares are held of record by a broker or other nominee, you must contact the broker or other nominee to revoke your proxy. If you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a copy of your brokerage account statement or a letter from such broker or other nominee confirming your beneficial ownership of the shares as of the Record Date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days of the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on

Form 8-K to publish preliminary results and, within four business days after the final results are known to us, to file an additional current report on Form 8-K to publish the final results. You will be able to find a copy of this Form 8-K on the Internet through the electronic data system of the SEC called EDGAR at www.sec.gov or through the "Investors" section of our website, www.alkermes.com.

When are shareholder proposals due for next year's Annual Meeting?

        In accordance with the rules established by the SEC, as well as under the provisions of our Articles of Association, any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") intended for inclusion in the Proxy Statement for next year's Annual General Meeting, which is scheduled for May 28, 2014, must be received by us no earlier than December 29, 2013 and no later than February 27, 2014. Such proposals should be sent to our Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Articles of Association and must be a proper subject for shareholder action under Irish law.

        Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:    Under rules adopted by the SEC, the Company is making our Notice and Proxy Statement, including resolutions; Annual Report on Form 10-K for the fiscal year ended March 31, 2013; and Irish Statutory Accounts, including related reports, available on the Internet at www.viewproxy.com/alkermes/2013 instead of mailing a printed copy of these materials to each shareholder. Shareholders who received a Notice of Internet Availability of Proxy Materials, or Notice, by mail will not receive a printed copy of these materials, other than as described below. This Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies. If you received the Notice by mail and would prefer to receive a printed copy of the Company's proxy materials, please follow the instructions for requesting printed copies included in the Notice.

 PROPOSAL 1

ELECTION OF DIRECTORS

(Ordinary resolution)

        Our Board , upon the recommendation of the Nominating and Corporate Governance Committee, has nominated David W. Anstice, Robert A. Breyer, and Wendy L. Dixon for election as Class II directors to serve a three-year term expiring at the Company's Annual General Meeting of Shareholders in 2016 and until their respective successors are elected and shall qualify, unless they resign or are removed. As described in detail below, our nominees have considerable professional and business expertise. The recommendation of our Board is based on its carefully considered judgment that the experience, qualifications, attributes and skills of our nominees qualify them to serve on our Board.

        The persons named in the accompanying proxy intend to vote for the election of David W. Anstice, Robert A. Breyer, and Wendy L. Dixon for election as Class II directors to serve a three-year term expiring at the Company's Annual General Meeting of Shareholders in 2016 and until their respective successors are elected and shall qualify, unless they resign or are removed. The Board is informed that the nominees are willing to serve as directors, but if they should decline to serve or become unavailable for election at the Annual Meeting, an event which the Board does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board, unless the Board reduces the number of directors accordingly.

        The nominees for Class II directors receiving a majority of the votes cast by shareholders entitled to vote thereon will be elected to serve on the Board. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal but will not be voted. Accordingly, while abstentions and broker non-votes will count towards establishing a quorum, neither abstentions nor broker non-votes will affect the outcome of the vote on this proposal.

        If, at any annual general meeting of shareholders, the number of directors is reduced below the minimum prescribed by the articles of association due to the failure of any director nominee to receive a majority of the votes cast then, in those circumstances, the nominee or nominees who receive the highest number of votes in favor of election will be elected in order to maintain such prescribed minimum number of directors. Each such director will remain a director (subject to the provisions of the Companies Acts and our Articles) only until the conclusion of the next annual general meeting of shareholders unless he or she is reelected.

        The Board unanimously recommends that you vote FOR the election of David W. Anstice, Robert A. Breyer, and Wendy L. Dixon to our Board.

 DIRECTORS AND EXECUTIVE OFFICERS

Our Board Structure

        Our Board consists of three classes of directors with each director serving a staggered three-year term as follows:

Class I Directors Term Expires at 2015 Annual General Meeting of Shareholders	Class II Directors Term Expires at this Annual General Meeting of Shareholders	Class III Directors Term Expires at 2014 Annual General Meeting of Shareholders
Geraldine A. Henwood	David W. Anstice	Paul J. Mitchell
Floyd E. Bloom	Robert A. Breyer	Richard F. Pops*
Nancy J. Wysenski**	Wendy L. Dixon	Mark B. Skaletsky

*
Chairman of the Board

**
Ms. Wysenski was elected to the Board in May 2013.

Directors and Executive Officers

        The following table sets forth our directors and executive officers, their ages and the position currently held by each such person as of June 10, 2013. The following biographical descriptions set forth information regarding each director and executive officer, including business experience and, for directors, the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as our director. Information about the number of our ordinary shares beneficially owned by each director and executive officer, directly and indirectly, appears elsewhere in this proxy statement under the heading "Ownership of the Company's Ordinary Shares." Unless otherwise indicated in the biographical information below, each of our executive officers is employed through our U.S. subsidiary, Alkermes, Inc.

Name	Age	Position
Ms. Kathryn L. Biberstein	54	Senior Vice President, General Counsel and Secretary, and Chief Compliance Officer
Mr. James L. Botkin	64	Senior Vice President, Operations
Mr. Shane Cooke	51	President
Dr. Elliot W. Ehrich	54	Senior Vice President, Research and Development, and Chief Medical Officer
Mr. James M. Frates	46	Senior Vice President and Chief Financial Officer
Mr. Michael J. Landine	59	Senior Vice President, Corporate Development
Ms. Rebecca J. Peterson	38	Senior Vice President, Corporate Communications
Mr. Gordon G. Pugh	55	Senior Vice President, Chief Operating Officer and Chief Risk Officer
Mr. Mark Stejbach	50	Senior Vice President, Chief Commercial Officer
Mr. Richard F. Pops	51	Director, Chairman of the Board and Chief Executive Officer
Mr. David W. Anstice(3)	64	Director
Dr. Floyd E. Bloom(1)	76	Director
Mr. Robert A. Breyer(2)	69	Director
Dr. Wendy L. Dixon(2)	57	Director
Ms. Geraldine A. Henwood(2)*	60	Director
Mr. Paul J. Mitchell(1)*(3)	60	Director
Mr. Mark Skaletsky(1)(3)*	64	Director
Ms. Nancy J. Wysenski	55	Director

(1)
Member, Audit and Risk Committee

(2)
Member, Nominating and Corporate Governance Committee

(3)
Member, Compensation Committee

*
Committee Chairperson

Biographical Information

        Ms. Biberstein is our Senior Vice President, General Counsel and Secretary, and Chief Compliance Officer. From February 2003 to May 2007, Ms. Biberstein served as Vice President and General Counsel of Alkermes. She was Of Counsel at Crowell & Moring LLC from February 2002 to February 2003 and performed legal consulting services for various clients from March 2000 to February 2002. She was also employed by Serono S.A., a biotechnology company, as General Counsel from 1993 to March 2000, where she was a member of the Executive Committee.

        Mr. Botkin is our Senior Vice President, Operations. He is employed by Alkermes Gainesville LLC. From June 2007 through September 16, 2011, Mr. Botkin was Senior Vice President, Head of Operations of Elan Drug Technologies ("EDT"), a business unit of Elan Corporation, plc, or Elan. He was formerly Vice President and General Manager of Elan's operations in Gainesville, Georgia from October 2001 to June 2007, President of Sharp Corporation, a private pharmaceutical packaging company, from January 1996 to June 2001, as well as Vice President, United States Production Operations of Sandoz Pharmaceutical Corporation from January 1993 to December 1995. Mr. Botkin has over 40 years of experience in pharmaceutical industry operations. Mr. Botkin is a former Director of FirsTier Bank, Lincoln General Hospital and the Healthcare Compliance Packaging Council.

        Mr. Cooke is our President. He is employed by Alkermes Pharma Ireland Limited, an Irish subsidiary of the company. From May 2005 to September 16, 2011, Mr. Cooke served as a Director of Elan. From May 2007 to September 16, 2011, Mr. Cooke was Executive Vice President of Elan and Head of EDT and had been Chief Financial Officer of Elan from July 2001, when he joined Elan, until May 2011. Prior to joining Elan, Mr. Cooke was Chief Executive of Pembroke Capital Limited, an aviation leasing company, and prior to that held a number of senior positions in finance in the banking and aviation industries. He is a chartered accountant. He is currently on the board of directors of Prothena Corporation plc, a publicly traded biotechnology company, and Onclave, a privately held company.

        Dr. Ehrich is our Senior Vice President, Research and Development, and Chief Medical Officer. Prior to assuming this position in May 2007, Dr. Ehrich served as Vice President, Science Development and Chief Medical Officer of Alkermes. Prior to joining Alkermes in 2000, Dr. Ehrich spent seven years at Merck & Co., Inc. ("Merck"), a publicly traded pharmaceutical company, overseeing the clinical development and registration of novel pharmaceuticals. Dr. Ehrich is a Fellow of the American College of Rheumatology and has had numerous publications in peer-reviewed journals. Dr. Ehrich worked as a research associate at the European Molecular Biology Laboratory in Heidelberg, Germany before attending medical school. Dr. Ehrich is also a member of the scientific advisory boards for Aileron Therapeutics and Heptares Therapeutics, both privately held biopharmaceutical companies.

        Mr. Frates is our Senior Vice President and Chief Financial Officer. From June 1998 to May 2007, Mr. Frates served as Vice President, Chief Financial Officer and Treasurer of Alkermes. From June 1996 to June 1998, he was employed at Robertson, Stephens & Company, most recently as a Vice President in Investment Banking. Prior to that time he was employed at Morgan Stanley & Co. Mr. Frates served on the Board of Directors of GPC Biotech AG, a biotechnology company, from June 2004 to 2009, and was a national director of the Association of Bioscience Financial Officers from 2004 to 2009. Mr. Frates is also a Trustee of St. Paul's School.

        Mr. Landine is our Senior Vice President, Corporate Development. From March 1999 until May 2007, Mr. Landine served as Vice President, Corporate Development of Alkermes. From March 1988 until June 1998, he was Chief Financial Officer and Treasurer of Alkermes. Mr. Landine is a member of the board of directors of Kopin Corporation, a publicly traded manufacturer of components for electronic products, and was a member of the board of directors of ECI Biotech, a privately held protein sensor company, until his resignation in February 2013. He also served as a director of GTC Biotherapeutics, Inc., a publicly traded biotechnology company, from 2005 to 2010. Mr. Landine is a Certified Public Accountant.

        Ms. Peterson is our Senior Vice President, Corporate Communications. Prior to assuming this position, Ms. Peterson served as Vice President, Corporate Communications for Alkermes, Inc. from May 2005 to August 2012, and as Director of Corporate Communications from November 2000 to May 2005. She worked at Millennium Pharmaceuticals from 1997 to 2000 and was Manager of Corporate Communications at Millennium Pharmaceuticals from October 1999 to October 2000. Ms. Peterson worked in the public affairs office at Brigham and Women's Hospital in 1997. She has been a Communications Committee Member for BIO since 2002 and a member of National Investor Relations Institute since 1998.

        Mr. Pugh is our Senior Vice President, Chief Operating Officer and Chief Risk Officer. Until September 2011, he was also responsible for the overall leadership of the manufacturing operations of Alkermes. Prior to assuming the Senior Vice President and Chief Operating Officer positions in May 2007 and the Chief Risk Officer position in July 2010, Mr. Pugh served as Vice President of Operations at Alkermes. Mr. Pugh has over 30 years of operations and manufacturing experience. For the eight-year period prior to joining Alkermes, Mr. Pugh worked at Lonza Biologics, Inc., a publicly traded life sciences company, as the Vice President of manufacturing operations in the United States and Europe. Mr. Pugh has served on the board of directors of KC Bio LLC, a privately held company, since 2000.

        Mr. Stejbach is our Senior Vice President, Chief Commercial Officer. Prior to assuming this position, Mr. Stejbach served at Tengion, Inc. from 2008 to 2012, most recently as its Chief Commercial Officer. He previously held senior positions at Merck & Co. and Biogen Idec Inc. and has 25 years of experience in biotech and pharmaceutical marketing, sales, managed care, and finance. Mr. Stejbach served on the charitable board of the Commonwealth National Fund from 2003 through 2011 and has served on the Advisory Board of the Center for Value-Based Insurance Design since 2009.

        Mr. Pops is our Chairman of the Board of Directors and Chief Executive Officer. Mr. Pops served as Chief Executive Officer of Alkermes, Inc. from February 1991 to April 2007 and as Chief Executive Officer and President from September 2009 until September 2011. He was a director of Alkermes, Inc. from February 1991 to September 2011 and was Chairman of the Board of Alkermes, Inc. from April 2007 until September 2011. Mr. Pops serves on the board of directors of Neurocrine Biosciences, Inc., a publicly traded biopharmaceutical company, Acceleron Pharma, Inc. and Epizyme Inc., both of which are privately held biotechnology companies, Biotechnology Industry Organization, or BIO, and Pharmaceutical Researcher and Manufacturers of America, or PhRMA. He has previously served on the board of directors of two other publicly traded biopharmaceutical companies, Sirtris Pharmaceuticals from 2004 to 2008, and CombinatoRx, Incorporated from 2001 to 2009. Mr. Pops also served on the board of directors of Reliant Pharmaceuticals, a privately held pharmaceutical company purchased by GlaxoSmithKline in 2007, and on the advisory board of Polaris Venture Partners. He was a member of the Harvard Medical School Board of Fellows through June 2012. Mr. Pops' qualifications for our Board include his leadership experience, business judgment and industry knowledge. As a senior executive of Alkermes for almost 22 years, he provides in-depth knowledge of our company derived from leading our day to day operations. His ongoing involvement as a board member of Biotechnology Industry Organization and PhRMA brings to the organization extensive knowledge of the current state of the pharmaceutical industry.

        Mr. Anstice has served as a director of Alkermes plc since September 16, 2011. From October 2008 to September 16, 2011, he served on Alkermes, Inc. Board of directors. From 2006 until his retirement in 2008, he served as Executive Vice President of Merck, with responsibility for enterprise strategy and implementation. During two separate parts of this period he was acting President, Global Human Health and President of Merck's business in Japan. From 2003 to 2006, Mr. Anstice served as President of Merck, with responsibility for Merck's Asia Pacific businesses. In his 34 years with Merck, he held a variety of positions including President, U.S. Human Health; President, Human Health, the Americas; President, U.S./Canada; and President, Human Health, Europe. He reported to the Merck CEO from 1994 until his retirement in 2008. Mr. Anstice is also Chairman and President of the Board for the University of Sydney USA Foundation, Vice Chairman and a member of the Board of the U.S. Studies Centre based at the University of Sydney, Australia, and a member of the Board of the US Foundation of the University of the Valley of Guatemala, a member of the U.S. Advisory Council for the American Australian Association in New York, a director of CSL Limited, a global specialty biopharmaceutical company, an advisor to the private company Neuclone, a cell line production company, and an Adjunct Professor at the University of Sydney Business School. Mr. Anstice's lengthy service with Merck & Co., in combination with the breadth of his responsibilities while at Merck, provides us with experience in, and knowledge of, the global research-based pharmaceutical industry. Mr. Anstice's prior leadership positions in industry organizations, including as a board and executive committee member of BIO for approximately ten years and as Chairman of the National Pharmaceutical Council in 1997, augment his pharmaceutical management, organizational expertise and industry knowledge with knowledge of public policy issues involving pharmaceutical care. Mr. Anstice also has expertise in the areas of strategic planning, risk management and corporate governance.

        Dr. Bloom has served as a director of Alkermes plc since September 16, 2011. Dr. Bloom is a founder of Alkermes, Inc. and from 1987 to September 16, 2011 served on the Alkermes, Inc. board of directors. Dr. Bloom has been active in neuropharmacology for more than 35 years, holding positions at Yale University, the National Institute of Mental Health, The Salk Institute, and The Scripps Research Institute. From 1983 to February 2005, Dr. Bloom was the Chairman of the Neuropharmacology Department at The Scripps Research Institute and is now Professor Emeritus. Dr. Bloom served as Editor-in-Chief of Science from 1995 to May 2000. He is a member of the National Academy of Science, the Institute of Medicine, the Royal Swedish Academy of Science, and the American Philosophical Society. He serves on the Veteran's Administration—Gulf War Veterans Illness Research Advisory Committee and is an Emeritus Trustee for the Board of Trustees at Washington University in St. Louis. Dr. Bloom is a director of LZ Therapeutics and AgeneBio, Inc., both privately held biopharmaceutical companies. Dr. Bloom also serves on the Scientific Advisory Boards of aTyr Pharma, a privately held pharmaceutical company and RiverVest, a private venture partnership focusing on life sciences. Dr. Bloom served as a member of the board of directors of Elan from 2007 to 2009 and serves as an advisor to its Science and Technology Committee. Dr. Bloom is a distinguished scientist and long-standing member of various scientific societies, including the National Academy of Sciences. His scientific knowledge makes him a resource to our research and development and commercial teams and a reference point for other directors. Dr. Bloom's service on other company boards provides experience relevant to good corporate governance practices. As a founder of Alkermes, Inc., Dr. Bloom brings a historical perspective to the Board.

        Mr. Breyer has served as a director of Alkermes plc since September 16, 2011. From July 1994 to September 16, 2011, Mr. Breyer served on Alkermes, Inc. board of directors. He served as the President of Alkermes, Inc. from July 1994 until his retirement in December 2001 and Chief Operating Officer from July 1994 to February 2001. Prior to that time, Mr. Breyer was an executive and held various positions in the global pharmaceutical and medical device industries, including in the United States, the Netherlands, Belgium and Italy. Mr. Breyer also served on the board of directors of Lentigen, Inc., a privately held, diversified biology company from 2007 to 2009. Mr. Breyer's experience as an executive in the pharmaceutical and medical device industries provides management and operational skills to our board of directors. Mr. Breyer has experience with managing the overall financial performance of pharmaceutical and medical device units and in pharmaceutical manufacturing and sales and marketing operations. As a former executive at Alkermes, Inc., Mr. Breyer also has first-hand knowledge of our technology, manufacturing operations, research and development and management team.

        Dr. Dixon has served as a director of Alkermes plc since September 16, 2011. From January 2011 to September 16, 2011, Dr. Dixon served on Alkermes, Inc. board of directors. She has extensive experience in the pharmaceutical and biotechnology industries, combining a technical background with experience in drug development, regulatory affairs and marketing. She directed the launches and growth of more than 20 pharmaceutical products. From 2001 to 2009 she was Chief Marketing Officer and President, Global Marketing for Bristol-Myers Squibb where she served on the Executive Committee. From 1996 to 2001 she was Senior Vice President, Marketing at Merck and prior to that she held executive management positions at West Pharmaceuticals, Osteotech, and Centocor and various positions at SmithKline and French (now GlaxoSmithKline) in marketing, regulatory affairs, project management and as a biochemist. Dr. Dixon is on the board of directors of Furiex Pharmaceuticals, Orexigen Therapeutics, and Incyte Corporation, all publicly traded biotechnology or pharmaceutical companies, and was formerly on the board of Dentsply International. In addition, she is on the board of directors at Edimer Pharmaceuticals and bluebird bio, both privately held pharmaceutical companies. She was a Senior Advisor to The Monitor Group through 2012. Dr. Dixon brings a depth of experience in the marketing of pharmaceutical products across a broad variety of disease states and on a global basis to our board. Dr. Dixon has a strong technical background and direct experience in product development and regulatory affairs, and has successfully built and grown commercial organizations in the United States and Europe, each of which provide valuable insight to our board regarding the development and commercialization of pharmaceutical products. Dr. Dixon's additional qualifications include her deep industry knowledge and her reputation as a strategic thinker with a focus on execution, as well as the ability to provide direction regarding improvements to the interface between research and development and marketing.

        Ms. Henwood has served as a director of Alkermes plc since September 16, 2011. From April 2003 to September 16, 2011, Ms. Henwood served on Alkermes, Inc. board of directors. She is currently the Chief Executive Officer/President and director of both Recro Pharma, a privately held specialty pharmaceutical company, and interim chief executive officer and board member of Garnet BioTherapeutics, Inc., a privately held clinical stage cell therapy company, and is a consultant with Malvern Consulting Group and SCP Partners. She is the co-founder of Auxilium Pharmaceuticals, Inc. and served as its President, Chief Executive Officer and director from 1999 to 2006. Prior to founding Auxilium, Ms. Henwood founded, in 1985, a contract research organization (CRO), IBAH, Inc. Prior to founding IBAH, Ms. Henwood was employed by SmithKline Beecham in various capacities including senior medical and regulatory positions. Ms. Henwood was a member of the board of directors of MAP Pharmaceuticals, Inc. until March 2013, when it was acquired by Allergan, Inc. and LZ Therapeutics, a privately held biopharmaceutical company, and previously served as a director of ImmunoScience, Inc., a privately held vaccine development company. She is also a trustee of LaSalle Academy and was a trustee of Neumann University. Ms. Henwood brings expertise in clinical development and regulatory approval processes to our Board. Ms. Henwood's experience at large and small pharmaceutical and biotechnology companies provides insight into drug development, both as conducted by us or in partnership with large pharmaceutical companies. Ms. Henwood's additional qualifications include her industry knowledge and the management and operational experience she acquired as the Chief Executive Officer of several pharmaceutical and biotechnology companies. Her service on various life science boards brings relevant corporate governance experience to our Board.

        Mr. Mitchell has served as a director of Alkermes plc since September 16, 2011 and as Lead Independent Director since August 2, 2012. From April 2003 to September 16, 2011, Mr. Mitchell served on Alkermes, Inc. board of directors. He served as the Chief Financial Officer and Treasurer of Kenet, Inc. from April 2002 until January 2009. Prior to joining Kenet, Mr. Mitchell was the Chief Financial Officer and Treasurer of Kopin Corporation from April 1985 through September 1998. From September 1998 through June 2001, Mr. Mitchell served in a consulting role at Kopin as Director of Strategic Planning. Prior to joining Kopin, Mr. Mitchell worked for the international accounting firm of Touche Ross & Co. from 1975 to 1984. Mr. Mitchell is also President of Mitchell Financial Group and a member of the board of directors of several private companies. He is a director of the Marblehead Youth Basketball Association. Mr. Mitchell is a Certified Public Accountant. Mr. Mitchell's background as the Chief Financial Officer of several companies, including a publicly traded company, and as a certified public accountant provides expertise to our Board in the areas of financial reporting, treasury, financing issues, executive compensation and compliance with securities obligations. His business judgment is relied upon by our Board when contemplating a variety of organizational and strategic issues.

        Mr. Skaletsky has served as a director of Alkermes plc since September 16, 2011. From June 2004 to September 16, 2011, Mr. Skaletsky was a director of Alkermes, Inc. He is currently the Chief Executive Officer and President of Fenway Pharmaceuticals. From 2001 to 2007, Mr. Skaletsky was the Chairman, Chief Executive Officer and President of Trine Pharmaceuticals, Inc. Prior to that, Mr. Skaletsky was the Chairman and Chief Executive Officer of The Althexis Company from 2000 to 2001 and President and Chief Executive Officer of GelTex Pharmaceuticals, Inc. from 1993 to 2000, which was acquired by Genzyme in December 2000. Mr. Skaletsky held the position of Chairman and Chief Executive Officer of Enzytech, Inc., from 1988 to 1993, and he was President and Chief Operating Officer of Biogen, Inc., from 1981 to 1988. Mr. Skaletsky was among the founders of the

Industrial Biotechnology Association, a predecessor to BIO. He serves on the board of directors of ImmunoGen, Inc. and is Chairman of the board of directors of Targacept, both publicly traded companies. He is also on the executive committee of the board of directors of BIO. He served on the board of directors of AMAG Pharmaceuticals from 2005 to 2009. In addition, Mr. Skaletsky is a member of the Board of Trustees of Bentley University. Mr. Skaletsky's qualifications to serve on our Board include his broad industry knowledge as well as the leadership and financial expertise he acquired as an executive officer of several pharmaceutical and biotechnology companies. As the past and present Chief Executive Officer of several biotechnology companies, as well as director of several other life science companies, he brings to our board knowledge and expertise on corporate governance, executive compensation, corporate alliances and financial management of publicly traded companies.

        Ms. Wysenski has served as a director of Alkermes since May 2013. From December 2009 through June 2012, Ms. Wysenski served as the Executive Vice President and Chief Commercial Officer of Vertex Pharmaceuticals Incorporated, a publicly traded pharmaceutical company. Prior to joining Vertex, Ms. Wysenski held the position of Chief Operating Officer of Endo Pharmaceuticals, a specialty pharmaceutical company, where she led sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Prior to her role at Endo, Ms. Wysenski participated in the establishment of EMD Pharmaceuticals, Inc., where she held various leadership positions, including the role of President and Chief Executive Officer from 2001 to 2006 and Vice President of Commercial from 1999 to 2001. From 1984 to 1998, Ms. Wysenski held several sales-focused roles at major pharmaceutical companies, including Vice President of Field Sales for Astra Merck, Inc. Ms. Wysenski serves on the North Carolina Central University Board of Trustees and as a director for Reata Pharmaceuticals, Inc., a privately held company. She is a founder of the Research Triangle Park chapter of the Healthcare Business Women's Association and served on the Nominating Committee and National Advisory Board of the Healthcare Businesswomen's Association. Ms. Wysenski is a proven leader who brings to our board extensive experience building and leading life sciences companies. Ms. Wysenski's background includes executive management roles with responsibility over key operational and product commercialization functions, including substantial direct experience in sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Her experience, leadership skills and knowledge of the life sciences industry will provide valuable insight to our board with respect to the launch and commercialization of pharmaceutical products.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Composition

        Our Board is comprised of nine members. Our Board has determined that each director serving on our Board, with the exception of Richard F. Pops, is an independent director as defined by the Nasdaq rules. The composition and functioning of our Board and each of our committees complies with all applicable requirements of Nasdaq and the rules and regulations of the Securities and Exchange Commission. There are no family relationships among any of our directors or executive officers.

        In accordance with our articles of association, our Board is divided into three classes with staggered three-year terms. At each Annual General Meeting of Shareholders, the successors to directors whose terms then expire will be elected to serve three-year terms. Our directors are divided among the three classes as follows:

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  The Class I directors are Geraldine A. Henwood, Floyd E. Bloom, and Nancy J. Wysenski and their terms will expire at the Annual General Meeting of Shareholders to be held in 2015;

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  The Class II directors are David W. Anstice, Robert A. Breyer and Wendy L. Dixon and their terms will expire at the Annual General Meeting of Shareholders to be held in 2013; and

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  The Class III directors are Paul J. Mitchell, Richard F. Pops and Mark B. Skaletsky and their terms will expire at the Annual General Meeting of Shareholders to be held in 2014.

        If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

Independence of Members of the Board of Directors

        The Company defines an "independent" director in accordance with the applicable provisions of the Exchange Act, the rules promulgated thereunder and the applicable rules of Nasdaq. Because it is not possible to anticipate or explicitly provide for all potential situations that may affect independence, the Board periodically reviews each director's status as an independent director and whether any independent director has any other relationship with the Company that, in the judgment of the Board, would interfere with the director's exercise of independent judgment in carrying out such director's responsibilities as a director. The Board makes a determination as to whether each director is "independent" under the applicable provisions of the Exchange Act, the rules promulgated thereunder and the applicable rules of Nasdaq at two points in time during the year—after the Annual General Meeting of Shareholders and in conjunction with the preparation and filing of the Company's proxy statement. To assist in making its determination, the Board solicits information from each of the Company's directors regarding whether such director, or any family member of his immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a debt relationship with the Company or received personal benefits outside the scope of such person's normal compensation.

        The Board has determined that each of David W. Anstice, Floyd E. Bloom, Robert A. Breyer, Wendy L. Dixon, Geraldine A. Henwood, Paul J. Mitchell, Mark B. Skaletsky, and Nancy J. Wysenski are independent within the meaning of the Company's director independence standards and the director independence standards of the Exchange Act and Nasdaq. Furthermore, the Board has determined that each member of each committee of the Board is independent within the meaning of the director independence standards of the Company, the Exchange Act and Nasdaq.

Executive Sessions of Independent Directors

        The Board's policy is to hold meetings of the independent directors following each regularly scheduled in-person Board meeting. Independent director sessions do not include any employee directors of the Company. The Board has adopted a Charter of the Lead Independent Director which requires that members of the Board elect a non-management director to serve in a lead capacity, known as the Lead Independent Director, if the Chairman of the Board and Chief Executive Officer of the Company are the same person. Mr. Mitchell has served as our Lead Independent Director since August 2012. The Board annually elects an independent director to serve as the Lead Independent Director.

Board Leadership Structure

        The Board appointed Mr. Pops as Chairman of our Board and as our Chief Executive Officer. In determining that Mr. Pops serve in this combined role, the Board considered Mr. Pops' ability to provide consistent and continuous leadership to both our Board and our Company at a time of changing Company priorities, his ability to coordinate the strategic objectives of both management and the Board, his extensive knowledge of our operations and the industry and markets in which we compete and his ability to promote communication and synchronize activities between our Board and our senior management.

        To facilitate effective independent oversight, the Board adopted a Lead Independent Director role. The Board believes that this structure provides an efficient and effective leadership model for the

Company and we believe that this Board leadership structure is the most appropriate structure for the Company as of the date of this proxy statement. The duties of the Lead Independent Director include:

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  presiding at all meetings of the Board at which the Chairman of the Board is not present, including all executive sessions of the independent directors;

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  reviewing and approving matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other Board members;

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  serving as the liaison between the Chairman of the Board and the independent directors;

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  authorizing the retention of outside advisors and consultants who report directly to the Board on Board-wide issues;

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  calling meetings of the independent directors of the Board; and

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  ensuring availability, when appropriate and if requested by shareholders, for consultation and direct communication.

        A current copy of our Charter of the Lead Independent Director is available on the Corporate Governance page of the Investors section of the Company's website, available at http://investor.alkermes.com.

        In addition, the Board has three standing committees, each of which is comprised solely of independent directors and led by an independent chair. These committees are discussed in detail below and under the heading "Board Committees."

Policies Governing Director Nominations

Director Qualifications and Consideration of Diversity

        The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate qualities, skills and characteristics desired of Board members in the context of the current make-up of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

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  Directors must be of high ethical character and share the values of the Company as reflected in the Company's Code of Business Conduct and Ethics applicable to all directors, officers and employees;

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  Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

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  Directors must have the ability to exercise sound business judgment; and

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  Directors must have substantial business or professional experience and be able to offer advice and guidance to the Company's management based on that experience.

        Although we do not have a formal diversity policy, we and the Nominating and Corporate Governance Committee endeavor to have a Board representing diverse viewpoints with broad experience in areas important to the operation of our Company such as business, science, medicine, finance/accounting, and education. In this context, the Nominating and Corporate Governance Committee, in addition to the minimum qualifications set forth above, also considers a variety of attributes in selecting nominees to the Board, such as:

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  an understanding of and experience in biotechnology and pharmaceutical industries;

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  an understanding of and experience in accounting oversight and governance, finance and marketing;

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  leadership experience with public companies or other significant organizations;

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  international experience; and

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  diversity of age, gender, culture and professional background.

        These factors and others are considered useful by the Board, and are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

        Board members are expected to prepare for, attend, and participate in all Board meetings, meetings of Board committees on which they serve and the Company's Annual General Meeting of Shareholders. In addition, directors should stay abreast of the Company's business and markets. The General Counsel and the Chief Financial Officer will be responsible for assuring the orientation of new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties. Periodically, the Company will provide opportunities for directors to visit Company facilities in order to provide greater understanding of the Company's business and operations. The Board performs an annual self-evaluation. The Board, in coordination with each Board committee, performs an annual performance evaluation of each such committee. The Board, following review by the Nominating and Corporate Governance Committee, determines whether other educational measures are appropriate as part of the annual Board evaluation.

        Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member's service as a director. Board members should not hold more than six directorships (including such member's seat on the Company's Board), excluding for this purpose, not-for-profit organizations, trade organizations and related organizations, unless otherwise agreed to by the Nominating and Corporate Governance Committee. These other commitments will be considered by the Nominating and Corporate Governance Committee and the Board when reviewing Board candidates. Directors are expected to report changes in their primary business or professional association, including retirement, to the Chairman of the Board and the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, will consider any effects these changes may have on the effectiveness of the director's contribution to the work of the Board.

Process for Identifying and Evaluating Director Nominees

        The Board is responsible for selecting its own members to stand for election. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate.

        Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board's approval as director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board's appointment to the committees of the Board.

Procedure for Recommendation of Director Nominees by Shareholders

        The Nominating and Corporate Governance Committee will consider director candidates who are recommended by shareholders of the Company. Shareholders, in submitting recommendations to the

Nominating and Corporate Governance Committee for director candidates, shall follow the following procedures:

          The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to shareholders in connection with the preceding year's Annual General Meeting of Shareholders.

          Such recommendation for nomination must be in writing and include the following:

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    all information relating to the individual recommended for consideration as a director nominee that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor provisions thereto (including the Director Nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected);

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    name and address of the shareholder making the recommendation, as such may appear on the Company's Register of Members;

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    the class and number of shares that are owned beneficially and/or of record by such shareholder;

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    a representation that the shareholder making the recommendation is a registered holder of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

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    a statement as to whether the shareholder intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding share capital required to approve or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such nomination.

          The Nominating and Corporate Governance Committee may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company. If the shareholder making such director nomination does not appear, either directly or through a qualified representative, at the Annual General Meeting of Shareholders, then such nomination shall be disregarded. Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

    By mail (including courier or expedited delivery service to):

    Alkermes plc
    Connaught House
    1 Burlington Road
    Dublin 4, Ireland
    Attn: Secretary of Alkermes plc

    By facsimile to:
    + 353 1 772 8001
    Attn: Secretary of Alkermes plc

        The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and votes cast for such nominee shall not be counted.

Composition and Responsibilities of the Board

        The Company's business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of the Company's business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing materials provided to them, by visiting the Company's offices and by participating in meetings of the Board and its committees and the Annual General Meeting of Shareholders.

Size of the Board

        The Board currently consists of nine members. The Board periodically reviews the appropriate size of the Board and, in accordance with the Company's Articles of Association, this number may be adjusted from time to time by the Board.

Board Compensation

        It is the general policy of the Board that Board compensation should be a mix of cash and equity based compensation. Full-time employee directors will not be paid for Board membership in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from the Company if the receipt of such fees would result in disqualifying the director as an "independent" director in accordance with the applicable provisions of the Exchange Act, the rules promulgated thereunder and the applicable rules of Nasdaq. To the extent practicable or required by applicable rule or regulation, independent directors who are affiliated with the Company's service providers or partners or collaborators will undertake to ensure that their compensation from such providers or partners or collaborators does not include amounts connected to payments by the Company. The Compensation Committee periodically reviews director compensation.

Board's Role in Risk Oversight

        Assessing and managing risk is the responsibility of our management and our Board oversees and reviews various aspects of the Company's risk management efforts. The Board executes its oversight responsibility for Company risk management directly and through its Board committees, as set forth below.

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  Each year, the Board holds a meeting with the Chairman of the Board and Chief Executive Officer to discuss and review our mid- to long-term operating plans and overall corporate strategy, including a discussion of key risks to the plans and strategy and ways to mitigate such risks. The involvement of the Board in reviewing, and providing feedback on, our business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. In addition, on an informal basis and as part of the regularly scheduled Board meetings, the Board discusses and provides feedback regarding the strategic direction and the issues and opportunities facing our Company in light of trends and developments in the industry and the general business environment.

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  The Audit and Risk Committee is responsible for overseeing our financial, accounting and enterprise risk management programs and policies, as set forth in its charter. As part of fulfilling these responsibilities, the Audit and Risk Committee meets regularly with PricewaterhouseCoopers, our independent auditor, and members of management and others, including our Chief Financial Officer and members of our legal and compliance department, to assess the integrity of our financial reporting processes, internal controls and actions taken to monitor and control risks related to such matters. The Audit and Risk Committee also regularly meets with PricewaterhouseCoopers in executive session, without management present. The Board and Audit and Risk Committee receive regular assessments from management as to our policies and internal procedures designed to promote compliance with laws and regulations affecting our business and the results of our internal auditing and monitoring practices in this regard. In addition, the Audit and Risk Committee engages in a regular review of our enterprise risk management process and discusses, on an as-needed basis, any risks identified by such process or otherwise identified, including an evaluation of any such risks and mitigation activities put in place in reference thereto. On an ongoing basis, members of our Audit and Risk Committee have direct access to our Chief Operating Officer, who serves as chief risk officer of the Company and who is responsible for our enterprise risk management process.

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  The Compensation Committee is responsible for reviewing and evaluating risks related to our compensation programs, policies and practices. For additional discussion of the Company's efforts to manage compensation-related risks, see the discussion under the heading "Risk Assessment of Compensation Policies and Practices."

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  The Nominating and Corporate Governance Committee is responsible for reviewing our governance practices, policies and programs, including director and management succession planning, recruiting, and other areas that may impact our risk profile from a governance perspective.

        In performing their risk oversight functions, each Board Committee has full access to management, as well as the ability to engage outside advisors.

Succession Plan

        The chair of our Compensation Committee and members of our Nominating and Corporate Governance Committee review and discuss succession planning with our Chief Executive Officer. On an annual basis, the chair of our Compensation Committee and Chief Executive Officer review succession planning with the Board.

Scheduling and Selection of Agenda Items for Board Meetings

        In-person Board meetings are scheduled in advance at least four times a year. Furthermore, additional Board meetings may be called upon appropriate notice at any time to address specific needs of the Company. Each director may propose the inclusion of items on the agenda, request the presence of, or a report by, any member of the Company's management, or at any Board meeting raise subjects that are not on the agenda for that meeting. The Lead Independent Director approves the Board agenda in advance of the meeting. The Board may also take action from time to time by unanimous written consent.

        The meetings of the Board are typically held at the Company's headquarters in Dublin, Ireland, but occasionally meetings may be held at other locations at the discretion of the Board.

Board Committees

        The Company currently has three standing committees: Audit and Risk, Compensation, and Nominating and Corporate Governance. There will, from time to time, be occasions on which the Board may form a new committee or disband a current committee depending upon the circumstances. The Audit and Risk, Compensation and Nominating and Corporate Governance Committees are each composed entirely of independent directors.

        Each standing committee of the Board has a written charter, approved by the Board, which describes the committee's general authority and responsibilities. A current copy of each charter is available on the Corporate Governance page of the Investors section of the Company's website, available at http://investor.alkermes.com. Each standing committee of the Board undertakes an annual review of its charter and works with the Board to make such revisions as are considered appropriate.

        Each standing committee of the Board has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the Board committee in its work.

Assignment of Committee Members

        The Board is responsible for the appointment of committee members. The Nominating and Corporate Governance Committee recommends candidates to the Board for appointment to the Board committees.

Frequency and Length of Committee Meetings and Committee Agenda

        The chair of each Board committee, in consultation with the Chairman of the Board and appropriate members of management, will determine the frequency and length of the committee meetings and develop the committee's agenda. The agendas and meeting minutes of the Board committees are available to the full Board, and other Board members are welcome to attend Board committee meetings, except that non-independent directors are not permitted to attend the executive sessions of any Board committee.

        Each Board committee regularly reports to the Board concerning such committee's activities.

Policies Governing Security Holder Communications with the Board

        The Board provides to every security holder the ability to communicate with the Board as a whole, and with individual directors on the Board through an established process for security holder communication (as that term is defined by the rules of the Securities and Exchange Commission) as follows:

          For communications directed to the Board as a whole, security holders may send such communication to the attention of the Chairman of the Board via one of the two methods listed below:

    By mail (including courier or expedited delivery service) to:

    Alkermes plc
    Connaught House
    1 Burlington Road
    Dublin 4, Ireland
    Attn: Chairperson of the Board of Directors

    By facsimile at:
    + 353 1 772 8001
    Attn: Chairperson of the Board of Directors

          For security holder communications directed to an individual director in his or her capacity as a member of the Board, security holders may send such communications to the attention of the individual director via one of the two methods listed below:

          By mail (including courier or expedited delivery service) to:

    Alkermes plc
    Connaught House
    1 Burlington Road
    Dublin 4, Ireland
    Attn: [Name of Individual Director]

    By facsimile at:
    + 353 1 772 8001
    Attn: [Name of Individual Director]

        The Company will forward any such security holder communication to the Chairman of the Board, as a representative of the Board, and/or to the director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified mail to an address specified by each director and the Chairman of the Board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual General Meetings of Shareholders

        The Board adopted a policy that all directors and all nominees for election as directors attend the Company's Annual General Meeting of Shareholders in person. All directors attended the 2012 Annual General Meeting of Shareholders.

Code of Ethics

        The Company has adopted a "code of ethics" (as defined by the regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act) that applies to all of the Company's directors and employees, including principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company's Code of Business Conduct and Ethics also meets the requirements of a "code of conduct" (as defined by the rules of Nasdaq) and is applicable to all of the Company's officers, directors and employees. A current copy of the Code of Business Conduct and Ethics is available on the Corporate Governance page of the Investors section of the Company's website, available at http://investor.alkermes.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon request directed to: Alkermes plc, Attention: Investor Relations, Connaught House, 1 Burlington Road, Dublin 4, Ireland.

        Members of the Board shall act at all times in accordance with the requirements of the Company's Code of Business Conduct and Ethics, which shall be applicable to each director in connection with his or her activities relating to the Company. This obligation shall at all times include, without limitation, adherence to the Company's policies with respect to conflicts of interest, confidentiality, protection of the Company's assets, ethical conduct in business dealings and respect for and compliance with applicable law. Any waiver of the requirements of the Code of Business Conduct and Ethics with respect to any individual director or any executive officer shall be reported to, and be subject to the approval of, the Board.

        For more corporate governance information, you are invited to access the Corporate Governance page of the Investors section of the Company's website, available at: http://investor.alkermes.com.

 THE BOARD OF DIRECTORS AND ITS COMMITTEES

        Our Board held four meetings during the last fiscal year and otherwise acted by unanimous consent. All of the Company's directors attended at least 75% of the aggregate of all meetings held during the prior full fiscal year of the Board and of all committees of which the director was a member. The standing committees of the Board are the Audit and Risk Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

Audit and Risk Committee

        The Audit and Risk Committee consists of Paul J. Mitchell, Mark B. Skaletsky and Floyd E. Bloom, each of whom is independent as defined by Rule 5605(a)(2) and as required under Rule 5605(c)(2) of the Nasdaq's listing standards, as well as under the applicable requirements of the Exchange Act. Mr. Mitchell is the chair of the Audit and Risk Committee. In compliance with the Sarbanes-Oxley Act of 2002, the entire Board determined, based on all available facts and circumstances, that Mr. Mitchell and Mr. Skaletsky are both "audit committee financial experts" as defined by the SEC. The Audit and Risk Committee held eight meetings during fiscal year 2013.

        The Audit and Risk Committee operates under a written charter adopted by the Board, a current copy of which can be found on the Corporate Governance page of the Investors section of our website, available at: http://investor.alkermes.com. Under the terms of its current charter, the Audit and Risk Committee is responsible for (1) appointing, compensating and retaining our independent auditors, (2) overseeing the work performed by any independent auditors, (3) assisting the Board in fulfilling its responsibilities by: (i) reviewing the financial reports we provide to the SEC, our shareholders or to the general public, (ii) reviewing our internal financial and accounting controls and (iii) reviewing all related party transactions, (4) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations, (5) assessing and providing oversight to management relating to the identification and evaluation of major strategic, operational, regulatory, compliance and external risks inherent to our business and (6) establishing procedures designed to facilitate: (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The committee will engage advisors as necessary, distribute relevant funding provided by the Company, and serve as the Qualified Legal Compliance Committee, or QLCC, in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder. Additionally, the Audit and Risk Committee is responsible for approving, in advance, any and all audit and non-audit services to be performed by PricewaterhouseCoopers. All services provided by PricewaterhouseCoopers during fiscal year 2013 were pre-approved by the Audit and Risk Committee.

Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are Geraldine A. Henwood, Robert A. Breyer and Wendy L. Dixon, each of whom is independent as defined in Rule 5605(a)(2) of the Nasdaq listing standards. Ms. Henwood is the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held five meetings during fiscal year 2013.

        The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, a current copy of which can be found on the Corporate Governance page of the Investors section of our website, available at: http://investor.alkermes.com. Under the terms of its current charter, the Nominating and Corporate Governance Committee is responsible for (1) identifying individuals qualified to become members of the Board and recommending that the Board select the director nominees for election, (2) periodically reviewing our Code of Business Conduct and Ethics applicable to all directors, officers and employees and (3) monitoring compliance with the Code of Business Conduct and Ethics.

Compensation Committee

        The members of the Compensation Committee are Mark B. Skaletsky, Paul J. Mitchell and David W. Anstice, each of whom is independent as defined in Rule 5605(a)(2) of the Nasdaq listing standards. Mr. Skaletsky is the chair of the Compensation Committee. The Compensation Committee held eleven meetings during fiscal year 2013.

        The Compensation Committee operates under a written charter adopted by the Board, a current copy of which can be found on the Corporate Governance page of the Investors section of our website, available at: http://investor.alkermes.com. Under the terms of its current charter, the Compensation Committee is responsible for (1) discharging the Board's responsibilities relating to the compensation of our executives, (2) administering our incentive compensation and equity plans, (3) producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations, and (4) reviewing and discussing with our management our executive compensation disclosure (including our disclosure under "Executive Compensation—Compensation Discussion and Analysis") included in reports and registration statements filed with the SEC. The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that are appropriate for us and which provide incentives that further our long-term strategic plan and are consistent with our culture and the overall goal of enhancing our performance.

        The Compensation Committee has established procedures for the grant of options to eligible new employees. The Limited Compensation Sub-Committee, consisting of Mr. Skaletsky, acted by unanimous written consent during fiscal year 2013. The Limited Compensation Sub-Committee has the authority to make individual grants of stock options, up to the limit of its authority, to employees of the Company who are not subject to the reporting requirements of the Exchange Act and who are below the level of Vice President of the Company. The Limited Compensation Sub-Committee has generally approved new hire employee stock option grants of up to 15,000 shares per individual grant to such eligible employees.

        The Limited Compensation Sub-Committee will grant options to eligible new hires, within the limits of its authority, on the first Wednesday following the first Monday of each month (or the first business day thereafter if such day is a holiday), also known as the New Hire Grant Date, for all eligible new hires beginning their employment the prior month. New hire grants that exceed the authority of the Limited Compensation Sub-Committee will be granted on the New Hire Grant Date or, if not possible, as soon as practicable thereafter, by the Compensation Committee as a whole.

Compensation Committee Interlocks and Insider Participation

        For the fiscal year ended March 31, 2013, the following directors served on the Compensation Committee: Mark B. Skaletsky (Chair), Paul J. Mitchell and David W. Anstice.

        During the last fiscal year, none of our executive officers served as: (i) a member of the committee (or other committee of the board performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on our Board committee; (ii) a director of another entity, one of whose executive officers served on our Board committee; or (iii) a member of the committee (or other committee of the board performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as our director.

 PROPOSAL 2

APPROVAL OF
ALKERMES PLC 2011 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

(Ordinary resolution)

Overview

        Our Board is requesting shareholder approval of the 2011 Plan, as amended to increase the number of ordinary shares authorized for issuance thereunder by 3,600,000 (subject to adjustment for stock splits, stock dividends and similar events). If approved by shareholders, the maximum number of ordinary shares authorized for issuance pursuant to future awards under the 2011 Plan will be the remaining shares available for issuance under the 2011 Plan at the time of shareholder approval, plus 3,600,000.

        Shareholder approval of the 2011 Plan, as amended, will also serve as a re-approval of the performance measures set forth in the 2011 Plan, as further described below under the section entitled "—Qualified Performance-Based Compensation under Code Section 162(m)."

        As of the Record Date, 6,902,804 ordinary shares remained available for future issuance under our 2011 Stock Option and Incentive Plan (the "2011 Plan") and our Amended and Restated 2008 Stock Option and Incentive Plan (the "2008 Plan" and, together with the 2011 Plan, the "Equity Plans"), excluding those ordinary shares reserved for issuance upon exercise of outstanding options or vesting of outstanding restricted stock units. While some additional shares may become available under our Equity Plans such as through employee terminations, this number is not expected to be material.

        As of the Record Date, an aggregate of 16,991,357 ordinary shares are issuable upon exercise of outstanding options with a weighted average exercise price of $16.33 and a weighted average remaining term of 7.94 years; and 2,246,538 ordinary shares are subject to unvested restricted stock unit awards. As of the Record Date, we have a total of 135,203,962 ordinary shares outstanding.

        The 2011 Plan was adopted by our Board on September 16, 2011, with subsequent amendments adopted by our Board on October 5, 2011 and October 31, 2011. The 2011 Plan was approved by our shareholders on December 8, 2011. On August 1, 2012, our shareholders approved an amendment to the 2011 Plan.

        The 2011 Plan, as amended in accordance with this proposal 2, is attached as Appendix A to this proxy statement and is incorporated herein by reference.

Why do we believe our shareholders should approve our 2011 Plan, as amended to increase the number of shares authorized for issuance thereunder?

  1.
  We believe the size of our share reserve increase request is reasonable

  a.
  Our request will provide us with sufficient ordinary shares to support approximately two years of annual equity awards and equity that can be utilized to attract and retain employees in connection with transformative transactions, such as our acquisition of the Elan Drug Technologies business in fiscal year 2012. If our request is not approved, however, we expect to have sufficient ordinary shares to support only one round of annual equity awards.

  2.
  Equity awards are integral to our compensation program and to our success

  a.
  Our clinical pipeline is increasing and advancing. As we plan for the launch of new commercial products, establish new clinical programs, and advance our clinical products to the next phase of development, we face the need to expand our commercial and product development functions with qualified and highly skilled personnel. Competition for such personnel in our industry and the geographic regions in which we operate is intense.

    b.
    Equity awards have been and, we believe, will continue to be an integral component of our overall compensation program, enabling us to attract qualified and skilled employees and directors, retain our existing employees and provide incentives for our employees to exert maximum efforts for our success, ultimately contributing to an increase in shareholder value.

  3.
  We believe we have responsibly utilized our equity compensation to align employee interests with those of our shareholders to achieve and sustain share price growth

  a.
  Our one-year total shareholder return, or TSR, as of March 31, 2013 was at the 77th percentile of our Institutional Shareholder Services, or ISS, selected peer group.

  4.
  We manage our equity incentive award use carefully

  a.
  As of the Record Date and including the ordinary shares requested in this Proposal 2, our full dilution (as defined below) is less than 20%.

  i.
  This is despite the fact that a large number of ordinary shares, approximately 11.0 million or 65% of the total ordinary shares underlying our outstanding stock option awards, are subject to vested, yet unexercised, options. See the table below titled Outstanding Stock Option Awards.

  b.
  Our historical three-year average adjusted burn rate, as calculated by ISS is 4.12%, which is below the 6.70% cap that ISS applies to Russell 3000 companies in our GICS industry group. Our three-year average unadjusted burn rate is 3.30%.

  c.
  Our burn rate, on an adjusted and unadjusted basis, has decreased by 1.52% (from 4.85% to 3.34%) and 1.38% (from 4.08% to 2.71%), respectively, over the prior two fiscal years.

  d.
  In May 2013, we made our annual employee grant for performance during fiscal year 2013. We are therefore able to predict, based on this annual grant and assuming director and new hire equity awards similar to those awarded in fiscal year 2013, that our adjusted and unadjusted burn rates for the nine-month period ended December 31, 2013 will decrease to approximately 2.72% and 2.26%, respectively. These calculations conservatively assume a weighted average ordinary share amount equal to the number of our ordinary shares outstanding as of the end of fiscal year 2013.

  e.
  We believe that the substantial number of shares underlying vested yet unexercised options, which increases our dilution and burn rate percentages, is a bullish indicator as to executive and employee confidence in the future of the Company and provides them with added incentive to increase the ordinary share price and create shareholder value. See the table below titled Outstanding Stock Option Awards.

        The following table shows our historical dilution and burn rate percentages.

	For the fiscal year ended March 31,
	2013	2012	2011	2010
Full Dilution(1)	17.52%	18.14%	20.34%	21.59%
Adjusted Burn Rate(2)	3.34%	4.85%	4.00%	5.25%
Unadjusted Burn Rate(3)	2.71%	4.08%	3.11%	4.16%

(1)
Full dilution is calculated as (shares available for grant + shares subject to outstanding equity incentive awards)/(shares outstanding + shares available for grant + share subject to outstanding equity incentive awards).

(2)
Adjusted Burn Rate is calculated as (shares subject to options granted + shares subject to other equity incentive awards granted, adjusted to reflect our fungible share ratio)/weighted average shares outstanding.

(3)
Unadjusted Burn Rate is calculated as (shares subject to options granted + shares subject to other equity incentive awards granted, not adjusted to reflect our fungible share ratio)/weighted average shares outstanding.

Outstanding Stock Option Awards

        The following table provides supplementary information with respect to stock options outstanding as of the Record Date. The exercisable options listed below have a weighted average exercise price less than the closing price of our ordinary shares on Nasdaq on March 28, 2013.

Year Granted	Options Outstanding	Options Exercisable	Weighted Average Exercise Price	Weighted Average Contractual Term
FYDEC13*	1,578,250	—	33.47	9.96
FY13	2,415,875	682,625	16.85	8.98
FY12	3,274,600	1,290,925	16.47	8.14
FY11	1,706,375	1,236,875	12.17	7.00
FY10	1,851,297	1,607,672	8.92	6.20
FY09	1,101,911	1,101,911	12.11	5.14
FY08	857,395	857,395	15.66	4.19
FY07	1,099,400	1,099,400	16.87	3.24
FY06	1,004,715	1,004,715	18.45	2.47
FY05	1,511,885	1,511,885	13.98	1.41
FY04	589,654	589,654	13.16	0.43

	16,991,357	10,983,057

*
Reflects option awards granted through the Record Date. This includes annual equity awards made to employees on May 28, 2013.

Important Aspects of our 2011 Plan Designed to Protect our Shareholders' Interests

        The 2011 Plan contains certain provisions that are designed to protect our shareholders' interests and reflect corporate governance best practices including those set forth below.

  •
  Shareholder approval is required for additional shares.  The 2011 Plan does not contain an annual "evergreen" provision. Thus, shareholder approval is required each time we need to increase the share reserve allowing our shareholders the ability to have a say on our equity compensation programs.

  •
  Share counting provisions.  The share reserve under the 2011 Plan is reduced one share for each ordinary share issued pursuant to an option and 1.8 ordinary shares for each ordinary share issued pursuant to a full value award. This helps to ensure that management and our Compensation Committee is using the share reserve effectively and with regard to the value of each type of equity award.

  •
  Submission of 2011 Plan amendments to shareholders.  The 2011 Plan requires shareholder approval for material amendments to the 2011 Plan, including, as noted above, any increase in the number of shares reserved for issuance under the 2011 Plan.

  •
  Flexibility in designing equity compensation scheme.  The 2011 Plan allows us to provide a broad array of equity incentives, including traditional option grants, restricted stock awards, restricted stock unit awards, performance stock awards and cash awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

  •
  No option repricing.  The 2011 Plan explicitly prohibits option repricing in any manner without shareholder approval.

Recommendation

        The text of the resolution in respect of Proposal 2 is as follows:

  "RESOLVED, that the Alkermes plc 2011 Stock Option and Incentive Plan, as amended, be APPROVED."

        The Board unanimously recommends that you vote FOR approval of the 2011 Plan, as amended.

Principal Features of the 2011 Plan

        The material features of the 2011 Plan are as set forth below.

  •
  The 2011 Plan will be administered by either the Compensation Committee of the Board or by a similar committee performing the functions of the Compensation Committee and which is comprised of not less than two independent non-employee directors (in either case, the "Administrator"). The Administrator, in its discretion, may grant a variety of incentive awards based on our ordinary shares. The Administrator may delegate its authority and duties with respect to the granting of options to a subcommittee of one or more members of the Board.

  •
  The award of stock options (both incentive and non-qualified options), restricted stock unit awards, restricted stock awards, cash-based awards, and performance share awards is permitted.

  •
  For purposes of determining the number of our ordinary shares available for issuance under the 2011 Plan, (a) the grant of any full value award (i.e., an award other than a stock option) is deemed as an award of 1.8 ordinary shares for each such ordinary share actually subject to the award and shall be treated similarly if returned to reserve status when forfeited or canceled under the 2011 Plan, and (b) the grant of a stock option is deemed as an award of one ordinary share for each such ordinary share actually subject to the award.

  •
  Our Board may at any time amend or discontinue the 2011 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. Additionally, no option may be repriced in any manner without shareholder approval. Any amendments that materially change the terms of the 2011 Plan, including any amendments that increase the number of shares reserved for issuance under the 2011 Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the 2011 Plan, or materially change the method of determining the fair market value of our ordinary shares, will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Administrator to be required by the Internal Revenue Code of 1986 (the "Code") to preserve the qualified status of incentive options or to ensure that compensation earned under the 2011 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

        Based solely on the closing price of our ordinary shares as reported on Nasdaq on the Record Date, the aggregate market value of the 16,150,000 shares, representing the maximum number of ordinary shares to be issued under the 2011 Plan, as amended in accordance this proposal 2, is $493.2 million. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the 2011 Plan. The shares issued by us under the 2011 Plan will be authorized but unissued shares.

Qualified Performance-Based Compensation under Code Section 162(m)

        To ensure that certain awards granted under the 2011 Plan to a "Covered Employee" (as defined in the Code) qualify as "performance-based compensation" under Section 162(m) of the Code, the 2011 Plan provides that the Administrator may require that the vesting or grant of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of our ordinary shares, (4) economic value-added, (5) initiation or completion of clinical trials, (6) results of clinical trials, (7) drug development or commercialization milestones, (8) collaboration milestones, (9) operational measures including production capacity and capability, (10) hiring and retention of key managers, (11) expense management, (12) capital raising transactions, (13) sales or revenue, (14) acquisitions or strategic transactions, (15) operating income (loss), (16) cash flow (including, but not limited to, operating cash flow and free cash flow), (17) return on capital, assets, equity, or investment, (18) shareholder returns, (19) gross or net profit levels, (20) operating margins, (21) earnings (loss) per ordinary share and (22) sales or market shares, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator will select, within 90 days following the commencement of a performance cycle, the particular performance criteria for such award and the performance goals with respect to each performance criterion. Each such award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 4,000,000 ordinary shares for any performance cycle. If a performance-based award is payable in cash to any executive, it cannot exceed $25 million for any performance cycle.

Summary of the 2011 Plan

        The following description of certain features of the 2011 Plan, as amended in accordance with this proposal 2, is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2011 Plan, as amended in accordance with this proposal 2, attached hereto as Appendix A.

        Plan Administration.    The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2011 Plan. The Administrator may delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator's authority and duties with respect to the granting of Options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.

        Eligibility and Limitations on Grants.    Persons eligible to participate in the 2011 Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Administrator. The intention in making awards to eligible persons under the 2011 Plan will be to align the compensation of these individuals over a multi-year period directly with the interests of our shareholders and serve as a tool in the recruiting and retention of these individuals.

        The maximum award of stock options granted to any one individual will not exceed 4,000,000 ordinary shares (subject to adjustment for stock splits and similar events) for any calendar year period. The maximum number of ordinary shares that can be awarded in the form of incentive stock options under the 2011 Plan, as amended, will not exceed 16,150,000 (subject to adjustment for stock splits and similar events).

        Stock Options granted to employees and key persons.    The 2011 Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the 2011 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our ordinary shares on the date of grant.

        The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. Options may be exercised in whole or in part with written or electronic notice to the Company's delegate. Upon exercise of non-qualified stock options, unless otherwise determined by the Administrator, the purchase price must be paid through a net reduction in the number of ordinary shares issuable upon such exercise, based on the fair market value of our ordinary shares on the date of exercise. Upon exercise of incentive stock options and those non-qualified options for which the Administrator elects not to utilize the above payment method, the option exercise price may be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of ordinary shares that are beneficially owned by the optionee based on the fair market value of our ordinary shares on the date of exercise or, subject to applicable law, by delivery to the Company of an exercise notice together with irrevocable instructions to a broker to promptly deliver cash or a check payable to the Company for the purchase price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of our ordinary shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Stock Options granted to non-employee directors.    The 2011 Plan provides that (a) upon becoming a member of the Board, each non-employee director who is not then a consultant to us shall be granted on such day a non-qualified stock option to acquire 35,000 ordinary shares, which shall vest ratably over the three calendar years following the date of grant, plus an additional stock option to acquire a number of our ordinary shares equal to the product of 25,000 multiplied by a fraction, the numerator of which equals the number of months remaining until the next annual meeting of shareholders of the Company and the denominator of which equals 12, which shall vest on the first anniversary of the date of grant, and (b) each non-employee director who is serving as a director of the Company on each annual meeting of shareholders shall automatically be granted on such day a non-qualified stock option to acquire 25,000 of our ordinary shares. This non-qualified stock option shall vest on the first anniversary of the date of grant; provided, however, that no grant shall be made to an individual who ceases to be a member of the Board on such day. The Administrator may grant additional non-qualified stock options to our non-employee directors and such grants may vary among individual non-employee directors. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our ordinary shares on the date of grant.

        The term of each option may not exceed ten years from the date of grant. Options may be exercised only by notice to the Company or the Company's delegate specifying the number of ordinary shares to be purchased. Upon exercise of options, the option exercise price will be paid in the same manner as described above under "Stock Options granted to employees and key persons."

        Grants of stock options to our non-employee directors will initially consist of options in respect of ordinary shares reserved and available for issuance under our 2008 Plan. If and when no ordinary shares remain available for issuance under our 2008 Plan, then such non-employee director grants will consist of options in respect of ordinary shares reserved and available for issuance under our 2011 Plan.

        Restricted Stock Unit Awards.    The Administrator may award stock units as restricted stock unit awards to participants. Restricted stock unit awards are ultimately payable in the form of ordinary shares and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. The Administrator may waive the foregoing restriction in the case of a grantee's death, disability or retirement or upon a sale event (as defined in the 2011 Plan). To the extent a Restricted Stock Unit Award is subject to Section 409A of the Code, it may contain such additional terms and conditions as the Administrator shall determine in order for such Award to comply with the requirements of Section 409A.

        The Administrator, in its sole discretion, may permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Stock Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units (which may be fully vested) based on the fair market value of our ordinary shares on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred.

        Restricted Stock.    The Administrator may award ordinary shares to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. However, in the event these awards granted to employees have a performance-based restriction, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction will be at least three years, but vesting can occur incrementally over the three-year period. The Administrator may waive the foregoing restriction in the case of a grantee's death, disability or retirement or upon a sale event (as defined in the 2011 Plan).

        Cash-based Awards.    Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award may be made in cash or in ordinary shares, as the Administrator determines. Except as may otherwise be provided by the Administrator, a grantee's right in all cash-based awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its subsidiaries for any reason (including if a subsidiary ceases to be a subsidiary of the Company).

        Performance Share Awards.    The Administrator may grant performance share awards independent of, or in connection with, the granting of other awards under the 2011 Plan. The Administrator, in its sole discretion, determines whether and to whom performance share awards will be granted, the performance goals subject to the award, the period during which performance is to be measured, which may not be less than one year, and such other conditions as the Administrator shall determine. Upon the attainment of the performance goal, the grantee is entitled to receive ordinary shares.

        Tax Withholding.    Participants in the 2011 Plan are responsible for the payment of any federal, national, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. The Company has the right to deduct any such taxes from any payment otherwise due to grantee, including the right to reduce the number of ordinary shares otherwise required to be issued to a grantee in an amount that, on the date of issuance, would have a fair market value equal to all such taxes required to be withheld by the Company.

        Change in Control Provisions.    Under the 2011 Plan, in the case of and subject to the consummation of a Sale Event (as defined in the 2011 Plan), except as the Administrator may otherwise specify with respect to a particular award in the relevant award documentation, all stock options that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator's discretion. In addition, in the event of a Sale Event in which the Company's shareholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding stock options equal to the difference between the per share cash consideration and the exercise price of such options.

        Amendments and Termination.    Our Board may at any time amend or discontinue the 2011 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. Any amendments that materially change the terms of the 2011 Plan, including any amendments that increase the number of ordinary shares reserved for issuance under the 2011 Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the 2011 Plan, or materially change the method of determining the fair market value of our ordinary shares, will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2011 Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, except in connection with a reorganization or other similar change in the capital stock of the Company or a merger or other transaction, without prior shareholder approval the Administrator may not reduce the exercise price of an outstanding stock option or effect re-pricing of an outstanding stock option through cancellation or re-grants.

Effective Date of 2011 Plan

        The 2011 Plan became effective on December 8, 2011 upon approval by our shareholders. Awards of incentive options may be granted under the 2011 Plan until ten years after Board approval. No awards may be granted under the 2011 Plan after the date that is ten years from the date of shareholder approval.

New Plan Benefits

        Except as set forth below for our non-employee directors, the benefits or amounts that may be received by, or allocated to, the Company's Chief Executive Officer, Chief Financial Officer, and the three other named executive officers, all executives as a group, non-executive directors as a group, and non-executive officer employees as a group are granted on a discretionary basis and, as such, are not determinable as awards under the 2011 Plan.

        Grants of stock options to our non-employee directors will initially consist of options in respect of ordinary shares reserved and available for issuance pursuant to our 2008 Plan. If and when no ordinary shares remain available for issuance under our 2008 Plan, then such non-employee director grants will consist of options in respect of ordinary shares reserved and available for issuance under our 2011 Plan.

U.S. Federal Income Tax Consequences

        The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2011 Plan. It does not describe all U.S. federal tax consequences under the 2011 Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If ordinary shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        An incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply. If ordinary shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the ordinary shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

        Non-Qualified Options.    No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments

        The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company's Deductions

        As a result of Section 162(m) of the Code, our deduction for certain awards under the 2011 Plan may be limited to the extent that the Chief Executive Officer or other executive officer (other than our Chief Financial Officer) whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2011 Plan is structured to allow certain grants to qualify as performance-based compensation.

        A copy of the 2011 Plan, as amended in accordance with this proposal 2, is attached as Appendix A.

 PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Ordinary resolution)

        Our Compensation Discussion and Analysis, which appears later in this proxy statement, describes our executive compensation program and the compensation decisions that the Compensation Committee made with respect to the compensation of our named executive officers (listed in the Summary Compensation Table) for fiscal year 2013. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As required pursuant to Section 14A of the Exchange Act, our Board is asking that shareholders cast a non-binding, advisory vote FOR the following resolution:

          "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and related compensation tables and narrative discussion."

        Our Board is asking that shareholders support this proposal. Although the vote you are being asked to cast is advisory, and therefore non-binding, we value the views of our shareholders, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

        The Board unanimously recommends that you vote FOR the advisory vote on executive compensation.

 PROPOSAL 4

AUTHORIZATION TO HOLD THE 2014 ANNUAL GENERAL MEETING OF
SHAREHOLDERS OF THE COMPANY AT A LOCATION OUTSIDE OF IRELAND

(Ordinary resolution)

        Under Section 140 of the Companies Act, 1963 and in accordance with article 75 of our Articles of Association, the shareholders of the Company may authorize the holding of any Annual General Meeting of shareholders at a location outside of Ireland. The Board may determine to hold the 2014 Annual General Meeting of Shareholders outside of Ireland, and is therefore asking our shareholders to authorize holding the 2014 Annual General Meeting of Shareholders at a location outside of Ireland.

        The text of the resolution in respect of Proposal 4 is as follows:

          "RESOLVED, that the Annual General Meeting of Shareholders for the fiscal period ending December 31, 2013 may be held at such place outside Ireland as may be determined by the Directors."

        The Board unanimously recommends that you vote FOR the authorization to hold the 2014 Annual General Meeting of Shareholders of Alkermes plc at a location outside of Ireland.

 PROPOSAL 5

APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION
OF AUDIT AND RISK COMMITTEE TO SET AUDITORS' REMUNERATION

(Ordinary resolution)

        PricewaterhouseCoopers ("PwC") served as our independent auditors for the fiscal year ended March 31, 2013. The Audit and Risk Committee reviewed and discussed the performance of PwC as the Company's independent auditor for fiscal year ended March 31, 2013. Following such review and discussion, the Audit and Risk Committee of the Board has retained PwC to serve as independent auditor for the fiscal period ending December 31, 2013. Although we are not required to submit the appointment of PwC for shareholder approval, as a matter of good corporate governance, the Board, upon the recommendation of the Audit and Risk Committee, has determined to submit its selection for approval by shareholders and to ask that shareholders authorize the Audit and Risk Committee to set the auditor's remuneration. If the selection of PwC is approved, the Audit and Risk Committee, in its discretion, may still select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

        A representative of PwC is expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.

        The Board unanimously recommends that you vote FOR the appointment of PricewaterhouseCoopers as the Company's independent auditor for the fiscal period ending December 31, 2013 and the authorization of the Audit and Risk Committee of the Board to set the auditor's remuneration.

 REPORT OF THE AUDIT AND RISK COMMITTEE

        No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        As more fully described in its charter, the Audit and Risk Committee oversees Alkermes' financial reporting process on behalf of the Board of Directors. Management has day-to-day responsibility for the Company's financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. Alkermes' independent auditors are responsible for auditing the annual financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussing with the Audit and Risk Committee any issues they believe should be raised. The independent auditors are also responsible to the Audit and Risk Committee and the Board for testing the integrity of the financial accounting and reporting control systems, for issuing a report on the Company's internal control over financial reporting and for such other matters as the Audit and Risk Committee and Board determine. In addition, the independent auditors perform audit-related and permissible non-audit services for the Company.

        In the performance of its oversight function, the Audit and Risk Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements of the Company, as of and for the fiscal year ended March 31, 2013, contained in Alkermes plc's Annual Report on Form 10-K. The Audit and Risk Committee discussed with PwC, Alkermes plc's independent auditors, the overall scope and plans for their audit. The Audit and Risk Committee met with PwC, with and without management present, to discuss the results of its examination, judgments as to the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, the substance and clarity of disclosures in the financial statements, and the Company's disclosure control process and internal control over financial reporting.

        The Audit and Risk Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T (Communications with Audit Committees), as currently in effect. In addition, the Audit and Risk Committee discussed with PwC the independence of PwC from management and Alkermes, and received the written disclosures and the letter from PwC to confirm its independence as required by applicable requirements of the PCAOB.

        The Audit and Risk Committee also reviewed and discussed with management its assessment and report on the effectiveness of the Company's internal control over financial reporting as of March 31, 2013, which it made in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit and Risk Committee also reviewed and discussed with PwC the Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.

        The Audit and Risk Committee monitors the activity and performance of PwC. All services to be provided by PwC are pre-approved by the Audit and Risk Committee. The Audit and Risk Committee's

evaluation of PwC included, among other things, consideration as to whether PwC's provision of permissible non-audit services to the Company is compatible with maintaining its independence.

        In reliance on these reviews and discussions, the Audit and Risk Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Alkermes plc's Annual Report on Form 10-K for the fiscal year ended March 31, 2013 for filing with the SEC, and the Board of Directors approved such inclusion.

Respectfully submitted by the Audit and Risk Committee,

Paul J. Mitchell, Chair
Floyd E. Bloom
Mark B. Skaletsky

        For more information about our Audit and Risk Committee and its charter, you are invited to access the Corporate Governance page of the Investors section of the Company's website, available at: http://investor.alkermes.com.

 AUDIT FEES

Aggregate fees for fiscal year 2013 and fiscal year 2012

        During the years ended March 31, 2013 and 2012, PwC provided various audit, audit-related and tax services to us. The Audit and Risk Committee understands the need for PwC to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of PwC, our Audit and Risk Committee has adopted policies and procedures which require it to pre-approve all audit and non-audit services performed by PwC. All of the services of PwC for 2013 and 2012 described below were pre-approved by the Audit and Risk Committee.

        The aggregate fees of PwC for the years ended March 31, 2013 and 2012 are as follows:

	2013	2012
Audit and review of financial statements(1)	$1,117,138	$1,514,654
Audit-related fees(2)	—	598,592
Tax fees(3)	271,913	1,167,362
All other fees(4)	1,800	8,020

Total	$1,390,851	$3,288,628

(1)
In the fiscal year ended March 31, 2013, consists of fees for services related to the audit of our annual consolidated financial statements, statutory audits and the review of our quarterly consolidated financial statements, including the review of our internal controls over financial reporting. In the fiscal year ended March 31, 2012, consists of fees for services related to the audit of our annual consolidated financial statements, statutory audits, and the review of our quarterly consolidated financial statements, including the review of our internal controls over financial reporting as well as procedures related to our S-4 and S-1 registration filings.

(2)
In the fiscal year ended March 31, 2012, consists of fees for due diligence procedures performed in connection with the acquisition of EDT and a royalty audit of one of our collaboration agreements.

(3)
In the fiscal year ended March 31, 2013 and 2012, consists of fees for tax advisory services, primarily related to the acquisition of EDT, other than those related to the audit of our annual consolidated financial statements and review of our quarterly consolidated financial statements.

(4)
In the fiscal year ended March 31, 2013, consists of fees for access to the PWC on-line accounting research database. In the fiscal year ended March 31, 2012, consists of fees for remuneration surveys performed for our Irish entity and payment for access to the PWC on-line accounting research database.

        Total fees paid to PWC Ireland in respect of the audit of the group accounts were $0.4 million and $0.5 million during the years ended March 31, 2013 and 2012, respectively. In addition, PWC Ireland received $0.2 million and $0.6 million for tax advisory services during the years ended March 31, 2013 and 2012, respectively, and none and less than $0.1 million in all other fees, respectively.

 OWNERSHIP OF THE COMPANY'S ORDINARY SHARES

        The following table and notes provide information about the beneficial ownership of our ordinary shares as of the Record Date by:

  •
  each of the Company's current directors and director nominees;

  •
  the Company's Chief Executive Officer;

  •
  the Company's Chief Financial Officer;

  •
  each of the Company's three other named executive officers as set forth in the Summary Compensation Table; and

  •
  all of the Company's current directors and executive officers as a group.

        According to SEC rules, the Company has included in the column "Number of Issued Ordinary Shares" all shares over which the person has sole or shared voting or investment power, and the Company has included in the column "Number of Ordinary Shares Issuable" all shares that the person has the right to acquire within 60 days after June 10, 2013 through the exercise of any stock option, vesting of any stock award or other right. All shares that a person has a right to acquire within 60 days of June 10, 2013 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

        Unless otherwise indicated, each person has the sole power (except to the extent authority is shared by spouses under applicable law) to invest and vote the shares listed opposite the person's name. The Company's inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. The business address of each director and that of Mr. Cooke and Mr. Frates is Connaught House, 1 Burlington Road, Dublin 4, Ireland. The business address of Mr. Botkin is 1300 Gould Drive, Gainesville, Georgia 30504. The business address of the other executive officers is 852 Winter Street, Waltham, MA 02451.

Ownership by Directors and Executive Officers

	Number of Issued Ordinary Shares	Number of Ordinary Shares Issuable(1)	Total	Percent(2)
Mr. David Anstice	10,000	130,000	140,000	*
Dr. Floyd E. Bloom	130,281	170,000	300,281	*
Mr. Robert A. Breyer	54,506	140,400	194,906	*
Ms. Wendy L. Dixon	—	85,000	85,000	*
Ms. Geraldine Henwood	—	150,000	150,000	*
Mr. Paul J. Mitchell	8,000	190,000	198,000	*
Mr. Richard F. Pops	433,916	2,706,250	3,140,166	2.32%
Mr. Mark B. Skaletsky	5,000	209,000	214,000	*
Ms. Nancy J. Wysenski	—	—	—	*
Ms. Kathryn L. Biberstein	49,911	468,000	517,911	*
Mr. Shane Cooke	15,200	127,500	142,700	*
Dr. Elliot W. Ehrich	16,579	253,114	269,693	*
Mr. James M. Frates	105,314	745,250	850,564	*
All Directors and Executive officers as a group (19 persons)	1,000,102	6,470,040	7,470,142	5.53%

*
Represents less than one percent (1%) of our outstanding ordinary shares.

(1)
Shares that can be acquired through stock options exercisable and restricted stock unit awards vesting by August 9, 2013, which is 60 days from the Record Date.

(2)
Applicable percentage of ownership as of the Record Date is based upon 135,203,962 ordinary shares outstanding.

Ownership By Principal Shareholders

        The following table and notes provide information about the beneficial ownership of our ordinary shares as of the Record Date, or as of the date otherwise set forth below, by each shareholder known to us to be the beneficial owner of more than 5% of our ordinary shares.

        Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, it is believed that each shareholder identified in the table possesses sole voting and investment power over all of our ordinary shares shown as beneficially owned by that shareholder. Percentage of beneficial ownership is based on Schedule 13D and Schedule 13G filings made with the SEC as of the Record Date. Percentage of beneficial ownership is based on 135,203,962 of our ordinary shares outstanding as of the Record Date.

	Number of Ordinary Shares Beneficially Owned	Percent
FMR LLC(1)	19,776,314	14.63%
82 Devonshire Street
Boston, MA 02109
Wellington Management Company, LLP(2)	18,043,088	13.35%
280 Congress Street
Boston, MA 02210
T. Rowe Price Associates, Inc.(3)	16,068,240	11.88%
100 E. Pratt Street
Baltimore, MD 21202
Blackrock, Inc.(4)	7,904,437	5.85%
40 East 52nd Street
New York, NY 10022
The Vanguard Group(5)	6,821,380	5.05%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
Based solely on a Schedule 13G/A dated February 13, 2013, FMR LLC, a parent holding company, has sole voting power over no ordinary shares of Alkermes and sole investment power over 19,776,314 ordinary shares of Alkermes. Of the shares reported as beneficially owned by FMR LLC:

•
Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 19,776,314 ordinary shares of Alkermes as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

  •
  The ownership of one investment company, Fidelity Growth Company Fund, amounted to 13,104,759 ordinary shares of Alkermes. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 19,776,314 ordinary shares owned by the Funds.

  •
  Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

(2)
Based solely on a Schedule 13G/A filed February 14, 2013, Wellington Management Company, LLP ("Wellington Management"), in its capacity as investment adviser, may be deemed to beneficially own 18,043,088 ordinary shares of Alkermes which are held of record by clients of Wellington Management. Wellington Management shares voting power over 12,071,197 ordinary shares of Alkermes and shares investment power over 18,043,088 ordinary shares of Alkermes. The number of ordinary shares as to which Wellington Management has the sole power to vote or direct the vote, or dispose or direct the disposition is zero. The percentage of class beneficially owned is as reported in such 13G and is as of December 31, 2012.

(3)
Based solely on a Schedule 13G filed February 14, 2013, T. Rowe Price Associates, Inc., in its capacity as investment adviser, may be deemed to beneficially own 16,068,240 ordinary shares of Alkermes. T. Rowe Price Associates, Inc. has sole voting power over 3,455,970 ordinary shares of Alkermes and has sole dispositive power over 16,068,240 ordinary shares of Alkermes. The number of ordinary shares as to which T. Rowe Price Associates, Inc. has shared power to vote or direct the vote, or dispose or direct the disposition is zero. The percentage of class beneficially owned is as reported in such 13G and is as of December 31, 2012.

(4)
Based solely on a Schedule 13G filed February 14, 2013, Blackrock, Inc., beneficially owns and has sole dispositive and voting power with respect to 7,904,437 ordinary shares of Alkermes. The percentage of class beneficially owned is as reported in such 13G and is as of December 31, 2012.

(5)
Based solely on Amendment No. 1 to Schedule 13G, filed February 20, 2013, The Vanguard Group, in its capacity as investment adviser, may be deemed to beneficially own 6,821,380 ordinary shares of Alkermes. The Vanguard Group has sole voting power over 172,909 ordinary shares of Alkermes, sole dispositive power over 6,653,971 ordinary shares of Alkermes and shared dispositive power over 167,409 ordinary shares of Alkermes. The number of ordinary shares as to which The Vanguard Group has shared power to vote is zero. The percentage of class beneficially owned is as reported in such 13G and is as of December 31, 2012.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of our ordinary shares, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our ordinary shares.

        Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company for the fiscal year ended March 31, 2013, all reports were timely filed, with the exception of one report on Form 4 for Mr. Stejbach, which was inadvertently filed late.

REPORT OF THE COMPENSATION COMMITTEE

        No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        The Compensation Committee of the Board of Directors, which is comprised solely of independent directors within the meaning of applicable rules of Nasdaq, outside directors within the meaning of Section 162 of the Internal Revenue Code of 1986, as amended, and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement for the fiscal year ended March 31, 2013. In reliance on the reviews and discussions referred to above, the Compensation Committee has approved the Compensation Discussion and Analysis and recommended it to the Board of Directors, and the Board of Directors has approved the Compensation Discussion and Analysis for inclusion in this proxy statement.

Respectfully submitted by the Compensation Committee,

Mark B. Skaletsky (Chair)
Paul J. Mitchell
David W. Anstice

        For more information about our Compensation Committee and its charter, you are invited to access the Corporate Governance page of the Investors section of the Company's website, available at: http://investor.alkermes.com.

 EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

        This section discusses our executive compensation policies and arrangements as they relate to the following individuals to whom we refer as our named executive officers for the fiscal year ended March 31, 2013:

  •
  our Chairman and Chief Executive Officer, Richard F. Pops;

  •
  our President, Shane Cooke;

  •
  our Senior Vice President and Chief Financial Officer, James M. Frates;

  •
  our Senior Vice President, Research and Development and Chief Medical Officer, Elliot W. Ehrich; and

  •
  our Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary, Kathryn L. Biberstein.

Introduction and Corporate Governance

        Our Compensation Committee, or the Committee, reviews, oversees and administers our executive compensation programs. The Committee's complete roles and responsibilities are set forth in the written charter adopted by the Board, which is available on the Corporate Governance page of the Investors section of our website, available at: http://investor.alkermes.com. The Board selected the following individuals to serve on the Committee for our 2013 fiscal year: Mark B. Skaletsky (Chair), Paul J. Mitchell and David W. Anstice.

Say-on-Pay Feedback from Shareholders

        At our 2012 annual general meeting of shareholders, a majority of our shareholders supported an annual advisory vote on our executive compensation and, in response, our Board determined to hold an annual vote on the matter. In 2012, we submitted our executive compensation program to an advisory vote of our shareholders and it received the support of over 95% of the total votes cast at our 2012 annual general meeting of shareholders. Our compensation committee believes that the shareholders, through this advisory vote, generally endorsed our compensation philosophies and, thus, our compensation committee maintained the basic structure and design of our executive compensation program for fiscal year 2013.

Executive Compensation Philosophy and Objectives

        Our executive compensation program is designed to attract, retain and motivate experienced and well-qualified executive officers who will promote our research and product development, manufacturing, commercialization and operational efforts. We structure our executive officer compensation packages based on level of job responsibility, internal and external peer comparisons (targeting the 50th percentile of our external peer group for all elements of pay), individual performance, principles of internal fairness and our overall Company performance. The Committee bases its executive compensation programs on the same objectives that guide us in establishing all our compensation programs, which are:

  •
  to provide an overall compensation package that rewards individual performance and corporate performance in achieving our objectives, as a means to promote the creation and retention of value for us and our shareholders;

  •
  to attract and retain a highly skilled work force by providing a compensation package that is competitive with other employers who compete with us for talent;

  •
  to structure an increasing proportion of an individual's compensation as performance-based as he or she progresses to higher levels within our Company;

  •
  to foster the long-term focus required for success in the biopharmaceutical industry; and

  •
  to structure our compensation and benefits programs similarly across our Company.

Compensation Program Elements

        The compensation program for executive officers consists of the following elements:

  •
  base salary;

  •
  annual cash performance pay (bonus); and

  •
  long-term equity incentive awards, including:

  •
  stock options; and

  •
  restricted stock unit awards (also referred to as restricted stock awards).

        The Committee utilizes these elements of compensation to structure compensation packages for executive officers that can reward both short and long-term performance of the individual and our Company and foster executive retention.

Base Salary

        Base salaries are used to provide a fixed amount of compensation for the executive's regular work. The Committee establishes base salaries that are competitive with comparable companies for each position and level of responsibility to the extent such comparable companies and positions exist. The salaries of the executive officers have historically been reviewed on an annual basis, at the time of the mid-fiscal year performance review established by us; however, in March 2013, the Committee agreed to move annual base salary reviews for all employees, including executive officers, to after the end of the fiscal year in conjunction with the Committee's determination of each executive officer's cash performance pay. In determining increases, if any, to base salary, the Committee may consider factors such as the individual's performance, level of pay compared to comparable companies for each position and level of responsibility, experience in the position of the individual, cost of living indices, the magnitude of other annual salary increases at our Company, and general progress towards achieving the corporate objectives. Any base salary increase for an executive officer must be approved by the Committee.

Cash Performance Pay

        Cash performance pay motivates executive officers to achieve both short-term operational and longer term strategic goals that are aligned with, and supportive of, our long-term Company value. Cash performance pay is awarded by the Committee after the fiscal year-end based on an evaluation of our Company performance and each individual's contribution to this performance during such fiscal year. Performance objectives are established and evaluated by the Committee as outlined below.

        In March 2012, the Committee approved the Fiscal 2013 Alkermes plc Affiliated Company Reporting Officer Performance Pay Plan ("Performance Plan") and established target performance pay ranges and target performance pay that may be earned for the period April 1, 2012 to March 31, 2013 by our reporting officers, including all of our named executive officers. The plan contained the following fiscal year 2013 corporate objectives for our executives: (i) achieve financial guidance, (ii) execute on the development of our late stage pipeline, (iii) prepare commercial capabilities for growth, (iv) manufacture commercial products and clinical trial material to meet our goals of quality, reliability and efficiency, (v) identify and advance top candidates from our earlier stage pipeline,

(vi) manage relationships with key business partners to enhance shareholder value and (vii) respond to changing business conditions.

        In March 2012, the Committee set the range of the fiscal year 2013 cash performance pay award under the Performance Plan for: (i) Mr. Pops at between 0% and 200% of base salary, with a target performance pay award of 100% of base salary; (ii) Mr. Cooke at between 0% and 150% of base salary, with a target performance pay award of 75% of base salary, and (iii) for participants other than Mr. Pops and Mr. Cooke, at between 0% and 100% of base salary, with a target cash performance pay award of 50% of base salary. Performance pay awards under the Performance Plan are capped at a maximum of two times the participant's target performance pay award. The Committee established such performance pay targets and performance pay ranges based generally on comparable market data.

        Cash performance pay under our Performance Plan is awarded after the close of the fiscal year based upon the Committee's review of the performance of our Company against our fiscal year corporate objectives, and the individual performance of each executive officer against such corporate objectives. The Committee also considers data provided by its independent compensation consultant regarding total direct compensation of each such executive in light of comparable market data.

Equity Incentives—Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards

        In September 2011, in connection with the combination of the business of Alkermes, Inc. and EDT under Alkermes plc (the "Business Combination"), the Alkermes, Inc. Amended and Restated 2008 Stock Option and Incentive Plan, which was initially approved by shareholders in October 2008, was restated and adopted as the Alkermes plc Amended and Restated 2008 Stock Option and Incentive Plan. On December 8, 2011, our shareholders approved the Alkermes plc 2011 Stock Option and Incentive Plan. On August 1, 2012, our shareholders approved an amendment to the Alkermes plc 2011 Stock Option and Incentive Plan. Each full value award issued under our 2008 Plan and our 2011 Plan, such as the grant of a unit of restricted stock, counts as 2 share units for each ordinary share and 1.8 share units for each ordinary share, respectively, actually subject to the award, and each grant of a stock option issued under our Equity Plans counts as an award of one share unit for each ordinary share actually subject to the award.

        The award of stock options (both incentive and non-qualified options), restricted stock unit awards, restricted stock awards, cash-based awards and performance share awards is permitted under the Equity Plans. All of our equity grants are made pursuant to the Equity Plans. As used herein, the term "restricted stock award," unless otherwise specified, will include restricted stock unit awards and restricted stock awards.

        Grants of stock options and restricted stock awards under our Equity Plans are designed to promote long-term retention and stock ownership, and align the interests of executives with those of shareholders, providing our executives with the opportunity to share in the future value they are responsible for creating. Generally, stock options and non-performance-based restricted stock awards vest in equal annual installments over a four-year period. The Committee may, in its discretion, award equity with a different vesting schedule; however, under the Equity Plans, restricted stock awards granted to employees that have a performance-based goal are required to have a restriction period of at least one year, and those with a time-based restriction are required to have at least a three-year restriction period, although vesting can occur incrementally over such three-year period.

        We had two retirement provisions applicable to stock options and open to all employees, only one of which (detailed immediately below) contained eligibility criteria that certain of our executive officers met. If any employee whose age plus years of service equals at least 55 and who has at least 12 years of service with our Company retires, then those stock options granted under our 2008 Plan before May 17, 2010, and under our 1998 Equity Incentive Plan and Amended and Restated 1999 Stock Option Plan (i) after December 9, 2004 and before May 17, 2010 or (ii) before December 9, 2004 with an exercise price less than $13.69, shall vest and become exercisable in full for a prescribed period of time after retirement, not to exceed the full term of the grant. As of March 31, 2013, Mr. Pops, Mr. Frates and Dr. Ehrich were the only named executive officers who met the retirement eligibility criteria reflected in these stock option grants; however, Mr. Pops was not entitled to the benefit of this retirement provision for stock options granted to him for performance during fiscal years 2008 and 2009. This retirement provision did not apply to any stock option grants made on or after May 17, 2010. There are no special retirement provisions associated with restricted stock awards. If the retirement criteria have not been met, or in the absence of any retirement provision, vested exercisable stock options remain exercisable for up to three months from the recipient's date of termination from service and unvested stock options are forfeited, unless otherwise specifically determined by the Committee and except in the event of death or disability as described below. In March 2013, our Compensation Committee decided to eliminate the inclusion of retirement provisions in future equity awards.

        The number of shares underlying options and restricted stock awards granted to each executive officer is generally determined by the Committee based on: the performance of the executives and their contributions to overall performance of our Company; information with regard to stock option grants and restricted stock awards at comparable companies, and generally within the biopharmaceutical industry, based upon data provided by the independent compensation consultant (as discussed below); the dollar value of stock option awards, as determined using the Black-Scholes option pricing model, and restricted stock awards; consideration of previous equity awards made to such person; the total direct compensation of each such person; the retention value of aggregate equity held by each such person; equity overhang and utilization calculations; and personal knowledge of the Committee members regarding executive stock options and restricted stock awards at comparable companies. Consideration is also given to the impact of stock option and restricted stock awards on our results of operations.

        The Committee selectively utilizes a combination of stock options and restricted stock awards in designing its equity compensation for Company employees. The Committee believes that using restricted stock awards, in addition to stock option awards, is more effective in rewarding and retaining key employees and motivating executives to increase shareholder value. In this context, the Committee balances the mix of stock options and restricted stock awards such that senior executives receive a greater proportion of stock options than restricted stock awards, vice presidents receive a more balanced mixture of the two, and other of our key employees receive a greater proportion of restricted stock awards.

Compensation Determinations

Factors Considered in Determining Compensation

        The Committee may consider a number of factors to assist it in determining compensation for our executive officers.

Company Performance

        As discussed previously, the Committee adopted seven corporate objectives for our Company for fiscal year 2013 to measure the performance of our Company and its senior executives during the fiscal year ended March 31, 2013: (i) achieve financial guidance, (ii) execute on the development of our late stage pipeline, (iii) prepare commercial capabilities for growth, (iv) manufacture commercial products and clinical trial material to meet our goals of quality, reliability and efficiency, (v) identify and advance top candidates from our earlier stage pipeline, (vi) manage relationships with key business partners to enhance shareholder value, and (vii) respond to changing business conditions.

Corporate Objectives	Accomplishments
Achieve financial guidance	We improved our guidance expectations four times during fiscal 2013 (as indicated below) based on strong underlying performance within our business as well as the refinancing and repricing of our corporate debt during the fiscal year.

Total revenue guidance was $520 million to $545 million. The Company exceeded this guidance range and achieved total revenues of $575.5 million for fiscal 2013, which was an increase of approximately 48% over the previous year.

VIVITROL® net sales guidance was $55 million to $60 million. VIVITROL net sales were $58.1 million in fiscal year 2013, achieving our guidance objective for the year. VIVITROL net sales for fiscal year 2013 increased by 41% over the previous year.

Research and development (R&D) expense guidance was $140 million to $150 million. R&D expenses were $140.0 million in fiscal year 2013, achieving our R&D guidance objective for the year.
Selling, general and administrative (SG&A) expense guidance was $120 million to $130 million. SG&A expenses were $125.8 million in fiscal year 2013, achieving our SG&A guidance objective for the year.
Non-GAAP net income guidance was $135 million to $155 million. The Company exceeded this guidance range and achieved non-GAAP net income of $178.8 million for fiscal year 2013.
Free cash flow guidance was $115 million to $135 million. The Company exceeded this guidance range and achieved free cash flow of $156.6 million for fiscal year 2013.
Execute on the development of our late-stage pipeline	Aripiprazole Lauroxil

We progressed aripiprazole lauroxil in a global, 690-patient phase 3 study of patients with schizophrenia that was initiated in late 2011. The study continues to progress, and the Company expects to be in a position to submit a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) following completion of the phase 3 study.

Corporate Objectives	Accomplishments
ALKS 5461

In early 2012, we announced the initiation of a phase 2 study of ALKS 5461 for the treatment of major depressive disorder (MDD) in patients who have an inadequate response to standard therapies for clinical depression. We successfully enrolled and conducted this study throughout fiscal year 2013 and, in April 2013, announced positive topline results. Data from the study showed that ALKS 5461 significantly reduced depressive symptoms across a range of standard measures including the study's primary outcome measure, the Hamilton Depression Rating Scale, the Montgomery—Åsberg Depression Rating Scale (MADRS) and the Clinical Global Impression—Severity Scale (CGI-S), and that ALKS 5461 was generally well tolerated. Based on these results, as well as the positive phase 1/2 results previously reported, we plan to advance ALKS 5461 into a pivotal development program and request a meeting with the FDA.

Prepare commercial capabilities for growth

Our field-based organization implemented a new account-based model for VIVITROL, to provide deeper insights into customer segments, increase our effectiveness and establish a scalable specialty sales model.

As our later-stage clinical programs advanced, we began expansion of our new product planning function and established cross-functional planning teams for aripiprazole lauroxil and ALKS 5461.
Manufacture commercial products and clinical trial material to meet our goals of quality, reliability and efficiency	We effectively operated three GMP manufacturing sites in two countries, producing over 20 products.

In the aggregate, we produced 504 million doses against a budget plan of 437 million doses, consisting of 269 million doses in Gainesville, 6.5 million doses in Wilmington and 229 million doses in Athlone. There were no supply issues during the year.

We carried out six agency inspections, four at Athlone, and one each in Gainesville and Wilmington as well as 14 customer audits, all without any critical observations.

We supplied phase 3 clinical trial material for the global aripiprazole lauroxil program from Wilmington, prepared and were ready for the ZOHYDRO ER™ pre-approval inspection in Gainesville and progressed several contract manufacturing programs through validation in Athlone.

Corporate Objectives	Accomplishments

In addition to meeting our supply and quality goals, we also conducted an exercise across all three manufacturing sites focused on planning for the future. This resulted in plans for each site based on our view of the evolving product mix over time.

Identify and advance top candidates from our earlier-stage pipeline

In January 2013, we announced positive topline results from a phase 1 study of a new antipsychotic candidate, ALKS 3831, which is a combination of a proprietary drug molecule, ALKS 33, and olanzapine, a molecule that is commercially available under the name ZYPREXA®. ALKS 3831 is designed to be a broad-spectrum antipsychotic with the efficacy of oral olanzapine and attenuation of antipsychotic-related metabolic side effect of weight gain while also reducing co-morbid substance abuse—a common co-morbidity in patients with schizophrenia. Data from the study showed that patients administered ALKS 3831 demonstrated significantly less weight gain compared to patients taking olanzapine. Based on the positive results of the phase 1 study, Alkermes plans to initiate a phase 2 study of ALKS 3831 in mid calendar 2013.

Manage relationships with key business partners to enhance shareholder value

We collaborated with our partner, Amylin Pharmaceuticals, Inc., which was subsequently acquired by Bristol-Myers Squibb, to ensure alignment on activities related to BYDUREON®, including supporting the development of franchise extensions and communications related to BYDUREON and these franchise extensions.

We collaborated with our partner, Acorda Therapeutics, Inc., or Acorda, to ensure alignment on activities related to AMPYRA®/FAMPYRA®, including supporting the development of a franchise extension, development and manufacture of AMPYRA/FAMPYRA, intellectual property protection and communications related to AMPYRA and FAMPYRA.

We continued our close collaboration with Ortho-McNeil-Janssen Pharmaceuticals, Inc. and Janssen Pharmaceutica International, a division of Cilag International AG regarding RISPERDAL CONSTA and INVEGA® SUSTENNA® development, manufacture and intellectual property protection.

We collaborated with our partner, Zogenix, Inc., on the preparation of the New Drug Application submission to the FDA for ZOHYDRO ER™ during fiscal 2013 and in preparation for their FDA Advisory Committee Meeting in December 2012, and worked to ensure alignment in communications related to ZOHYDRO ER.

Corporate Objectives	Accomplishments
Respond to changing business conditions

In September 2012, we took advantage of favorable market conditions and refinanced our term loans used to secure the acquisition of EDT in 2011. With this refinancing, we reduced the principal amount of our Term Loans from $450,000,000 to $375,000,000 and reduced the blended interest rates from approximately 7.6% to 4.4%.

In February 2013, we again took advantage of favorable market conditions and re-priced the Term Loans, further reducing the Company's interest rates on the Term Loans to approximately 3.4%.

In April 2013, we announced a restructuring plan related to our Athlone manufacturing facility consistent with the evolution of the Company's product portfolio and designed to improve operational performance for the future. Under this plan, we will terminate manufacturing services for certain older products becoming uneconomic to produce due to decreasing demand from our customers resulting from generic competition and will implement a corresponding reduction in headcount.

We licensed certain intellectual property unrelated to our key development programs and not used in our business to a third party, for which we received $50 million during fiscal year 2013.

        The Committee does not apply a formula or assign these performance objectives relative weights. Rather, it makes a subjective determination after considering such measures individually and in the aggregate.

Individual Performance

        In establishing compensation levels, the Committee also evaluates each executive officer's individual performance using certain subjective criteria, including an evaluation of each executive officer's contribution to achievement of the corporate objectives and to overall corporate performance. In establishing compensation for executive officers other than Mr. Pops, the Committee reviewed in detail the recommendations of Mr. Pops. With respect to Mr. Pops, the Committee meets to evaluate his performance against the corporate objectives of our Company.

Use of Compensation Consultant for Benchmarking

        Another factor considered by the Committee in determining executive compensation is the high demand for well-qualified personnel. Given such demand, the Committee strives to maintain compensation levels which are competitive with the compensation of other executives in the industry. To that end, the Committee, through our Human Resource Department's Director of Compensation and Performance Systems, retained the services of Radford, an AON Hewitt Company ("Radford"), as its independent compensation consultant. The Committee engaged Radford to review market data and various incentive programs and to provide assistance in establishing our cash and equity based compensation targets and awards based, in large part, upon a peer group identification and assessment that it was retained to conduct and an analysis of the retention value of equity awards. Radford took direction from, and provided reports to, our Vice President Human Resources and our Director of Compensation and Performance Systems, who acted on behalf of and at the direction of the Committee. Radford did not provide us with any services other than the services requested by the Committee.

        In setting the performance pay targets and performance pay ranges for the executives prior to the beginning of the fiscal year, the companies that Radford determined comprised our pharmaceutical peer group at that time consisted of: Alexion Pharmaceuticals, Inc.; Amylin Pharmaceuticals, Inc.; Auxilium Pharmaceuticals, Inc.; BioMarin Pharmaceutical Inc.; Cubist Pharmaceuticals, Inc.; Dendreon Corporation; Elan Corporation, plc; Endo Pharmaceuticals Holdings Inc.; Human Genome Sciences, Inc.; Incyte Corporation; Jazz Pharmaceuticals plc; Onyx Pharmaceuticals Inc.; Regeneron Pharmaceuticals Inc; Salix Pharmaceuticals Ltd.; The Medicines Company; United Therapeutics Corporation; Vertex Pharmaceuticals Incorporated; and ViroPharma Incorporated. These eighteen publicly traded companies compete in similar product, service and labor markets as us and have generally similar revenues.

        In September 2012, Radford reviewed the previously selected pharmaceutical peer group and recommended that Alexion Pharmaceuticals, Inc., Dendreon Corporation and Endo Pharmaceuticals Holdings Inc. be removed from the Company's pharmaceutical peer group and that Acorda, Seattle Genetics, Inc. and Theravance, Inc. be added to such peer group. These modifications were made to more closely align the peer group with the Company's market capitalization, projected revenue and employee headcount. Radford used this peer group to prepare the executive compensation review used by the Committee in conducting its salary review for our executive officers in October 2012.

        In May 2013, Radford updated its executive compensation review for use by the Committee in setting performance pay and making equity grants for performance by our executive officers during fiscal 2013. For purposes of that review, Radford removed Amylin Pharmaceuticals, Inc. and Human Genome Sciences from the peer group because each had been acquired. Radford also removed Elan Corporation, plc from the peer group because the sale of its assets took that company below the relevant minimum revenue threshold.

        In each of its analyses, Radford also reviewed, and provided to the Committee, data from a survey group of companies, which reflected a broader group of public biopharmaceutical companies within a relevant revenue range.

        Data is collected from public SEC filings of the peer group companies and the Radford Global Life Sciences Survey. Radford applies a proprietary methodology to the data to construct a benchmark for compensation comparison purposes.

        The peer group analyses enable the Committee to compare our executive compensation program as a whole and also the pay of individual executives if the jobs are sufficiently similar to make the comparison meaningful. The Committee seeks to ensure that our executive compensation program is competitive. Historically, the Committee targeted all elements of pay generally between the 50th and the 75th percentile of our peers in terms of value when we achieve targeted performance levels. In October 2012, the Committee decided to target the 50th percentile for all elements of pay, with the opportunity to increase or decrease the variable elements of pay from the 50th percentile based upon performance. However, as mentioned elsewhere in our compensation discussion and analysis, the comparative data provided by the Committee's compensation consultant is only one of many factors that the Committee takes into consideration in determining executive and individual compensation programs. The Committee, in its sole authority, has the right to hire or terminate outside compensation consultants.

Executive Officer Compensation Determination

Base Salary

        In October 2012, coinciding with our mid-fiscal year performance review, the Committee reviewed base salaries for all of our executive officers. In determining base salary adjustments for such executive officers for fiscal year 2013, the Committee considered a number of factors, such as cost of living indices, market data for comparable companies, general progress towards achieving the fiscal year corporate objectives, the Committee's competitive positioning philosophy and, for those executive officers other than Mr. Pops, the recommendations of Mr. Pops. Based on this review, the Committee increased the base salary of Messrs. Cooke and Frates, Ms. Biberstein and Dr. Ehrich by approximately 3.0% to €457,835, $451,655, $442,900 and $442,900, respectively.

        Based on the recommendation of Radford, the Committee increased Mr. Pops' base salary to $824,000, an increase of approximately 3.0%.

Cash Performance Pay

        In May 2013, the Committee reviewed our performance against the fiscal year corporate objectives, the performance of each executive officer against such corporate objectives, and the target cash performance pay and cash performance pay range set by the Committee for each executive officer. The Committee determined that the cash performance pay for Mr. Pops for fiscal year 2013 should be equal to $1,600,000, which is equal to approximately 194% of his base salary. The cash performance pay for Mr. Pops was determined based on the Committee's assessment of the Company's and Mr. Pops' performance against the corporate objectives, the successful advancement of our proprietary product pipeline, the achievement of all of our financial objectives, his leadership of the Company through a transformative period in the Company's history and the significant positive one year, three year and five year Company share price appreciation. In setting Mr. Pops' cash performance pay, the Committee also discussed data from Radford regarding cash performance pay for chief executive officers of our peer group companies.

        Also, in May 2013, Mr. Pops presented to the Committee a performance evaluation of each of the other named executive officers, including an assessment of the contribution of each such executive officer to the achievement of our corporate objectives, and his recommendations for cash performance pay amounts based on such evaluation. Based upon the achievement of our corporate objectives, the role played by each individual named executive officer in achieving those objectives, the individual performance recommendations of Mr. Pops, and the target cash performance pay and cash performance pay ranges set by the Committee, the Committee determined and awarded cash performance pay for fiscal year 2013 in an amount equal to, for Messrs. Cooke and Frates, Ms. Biberstein, and Dr. Ehrich, approximately 126% , 71% , 90% and 90%, respectively, of their current base salaries.

        All such amounts for our named executive officers are set forth in the Summary Compensation Table below.

Equity Incentives—Stock Options and Restricted Stock Awards

        In May 2013, after the close of fiscal year 2013, the Committee awarded equity grants for fiscal year 2013 performance. In determining the grant of equity to Mr. Pops, the Committee took into consideration comparable peer group data provided by Radford, the dollar value of equity awards, as determined using the Black-Scholes option pricing model and market prices for restricted stock awards, the similarly determined dollar value of previous equity awards, the overall equity position of Mr. Pops, the retention value of his overall equity position, the performance of the Company against corporate objectives, and the performance of Mr. Pops against the corporate objectives. The Committee also considered the potential beneficial impact on shareholder return offered by the long-term incentive nature of time-vesting equity grants.

        Based upon these factors, the Committee awarded Mr. Pops a stock option grant of 300,000 ordinary shares and a restricted stock unit award of 55,000 ordinary shares. These stock options and restricted stock unit awards vest in four equal annual installments commencing on the one-year anniversary of the grant date, subject to early vesting in certain instances described below in "—Potential Payments upon Termination or Change in Control."

        The following table sets forth equity incentive awards earned by Mr. Pops based on his performance and the performance of our Company during fiscal years 2013 and 2012.

	For Fiscal Year 2013 Performance (April 1, 2012 - March 31, 2013)	For Fiscal Year 2012 Performance (April 1, 2011 - March 31, 2012)
Richard F. Pops	Stock option grant of 300,000 ordinary shares, granted on May 28, 2013	Stock option grant of 450,000 ordinary shares, granted on May 21, 2012
	Restricted stock unit award for 55,000 ordinary shares, granted on May 28, 2013	Restricted stock unit award for 32,500 ordinary shares, granted on May 21, 2012

        In May 2013, after the close of fiscal year 2013, the Committee awarded equity grants to all other executive officers for performance during such fiscal year. The Committee considered the comparable peer group data provided by Radford, the dollar value of equity awards as determined using the Black-Scholes option pricing model and market prices for restricted stock awards, the similarly determined dollar value of previous equity awards, the performance of our Company against corporate objectives, the overall equity position of each of the executives, the retention value of that equity position and the recommendations of Mr. Pops based on his assessment of each individual's performance against corporate objectives and the criticality of that employee to the success of the Company and the continuity of key Company programs or functions. Based upon these factors, the Committee awarded the following equity grants to each of Messrs. Cooke and Frates, Ms. Biberstein and Dr. Ehrich: a stock option grant of 115,000, 70,000, 80,000 and 80,000 ordinary shares, respectively, and a restricted stock unit award of 23,000, 10,000, 15,000 and 15,000 ordinary shares, respectively. Each of these stock option grants and restricted stock unit awards vests in four equal annual installments commencing on the one-year anniversary of the grant date, subject to early vesting in certain instances such as death or permanent disability and other instances as described below in "—Potential Payments upon Termination or Change in Control."

Stock Ownership Guidelines

        Our Board members and executive officers (consisting of those who are required to file reports under Section 16(a) of the Exchange Act) are subject to stock ownership guidelines. The guidelines are designed to align the interests of our Board members and executive officers with those of our shareholders by ensuring that our Board members and executive officers have a meaningful financial stake in our long-term success. The guidelines establish minimum ownership levels by position (set forth below), with such values determined based on the value of our ordinary shares owned by such persons as of certain annual measurement dates specified in guidelines. Our stock ownership guidelines, which were approved by the Committee and the Alkermes Board in September 2011, continue the minimum ownership levels that the Committee and Board of Directors of Alkermes, Inc. adopted in March 2009. The first measurement date to determine compliance with the ownership levels specified in the prior Alkermes, Inc. guidelines for the Chief Executive Officer (Mr. Pops) was April 1, 2010. Subsequent to the Business Combination, the first measurement date to determine compliance with the ownership levels specified in the guidelines for our Chief Executive Officer is April 1, 2012 and for all other current members of our Board and current executive officers who were employed by Alkermes, Inc. as of April 1, 2010 is April 1, 2015. For Mr. Cooke, who became an executive officer after April 1, 2010, and for all future Board members and executive officers these stock ownership guidelines will become effective beginning on the April 1 that is five full years after their appointment as a Board member or executive officer.

Position	Value of Equity
Chief Executive Officer	3.0 times base salary as of April 1, 2012
5.0 times base salary as of April 1, 2015
Board Members	$100,000
Other Executive Officers	1.0 times base salary

        All shares directly or beneficially owned by the director or executive officer, including the value of vested stock options (where the market price of our ordinary shares as of the measurement date exceeds the strike price of such option), are included for purposes of determining the value of shares owned under our stock ownership guidelines. Mr. Pops satisfied the ownership levels specified in the guidelines, for Alkermes, Inc., as of April 1, 2010 and April 1, 2011 and, for Alkermes plc, as of April 1, 2012 and April 1, 2013.

Insider Trading Policy Prohibitions

        Officers, directors, employees (including temporary and contract employees) and independent contractors are prohibited from engaging in speculative transactions in our securities, including by way of the purchase or sale of "put" or "call" options or other derivative securities directly linked to our equity; short sales of our equity; the use of our equity as a pledge or as collateral in a margin account; and trading in straddles, equity swaps, or other hedging transactions directly linked to our equity, even if such persons do not possess material, nonpublic information.

Perquisites

        Our President receives a car allowance. The Committee periodically reviews perquisites to assure that they are appropriate in light of our total compensation program and market practice.

Retirement Benefits

        The terms of our 401(k) Savings Plan ("401k Plan") provide for broad-based participation by our executive officers and employees resident in the United States. Under the 401k Plan, all of our employees are eligible to receive matching contributions from us. Our matching contribution for the 401k Plan for fiscal year 2013 was as follows: dollar for dollar on each participant's eligible compensation up to a maximum of 5% of such compensation, subject to applicable federal limits.

        Mr. Cooke, who is resident in Ireland, participates in a private pension plan to which we have agreed to contribute, on an annual basis, an amount equal to 24.45% of his basic payroll salary, paid quarterly.

Other Benefits

        Executive officers are eligible to participate in our employee benefit plans on the same terms as all other employees. These plans include medical, dental and life insurance. We may also provide relocation expense reimbursement, which is negotiated on an individual basis with executive officers. In addition, executive officers are eligible to receive severance benefits in connection with a termination or a change in control as set forth in each of their employment contracts and described more fully below.

Post Termination Compensation and Benefits

        We have a program in place under which our executive officers receive severance benefits if they are terminated without cause or if they terminate their employment for "good reason" (e.g., a material diminution in his or her responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he or she must perform his or her employment), and thereafter sign a general release of claims. Additionally, named executive officers receive severance benefits if, for a period of time following a corporate transaction or a change in control, they are terminated without cause or they terminate for "good reason." The terms of these arrangements and the amounts payable under them are described in more detail below under "—Potential Payments Upon Termination or Change in Control." We provide these arrangements because we believe that some severance arrangements are necessary in a competitive market for talent to attract and retain high quality executives. In addition, the change in control benefit allows the executives to maintain their focus on our business during a period when they otherwise might be distracted.

Tax Deductibility of Compensation

        In general, under Section 162(m) of the Code, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to our named executive officers. This deduction limitation does not apply, however, to certain "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

        Management regularly reviews the provisions of our plans and programs, monitors legal developments and works with the Committee to preserve Section 162(m) tax deductibility of compensation payments. Changes to preserve tax-deductibility are adopted to the extent reasonably practicable, consistent with our compensation policies and as determined to be in our best interests and the best interests of our shareholders.

Summary Compensation Table for the 2013, 2012 and 2011 Fiscal Years

        The following table presents and summarizes the compensation paid to, or earned by, our named executive officers for the fiscal year ended March 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)(2)	(e)(3)	(f)(4)	(g)(5)	(h)	(i)(6)	(j)
Richard F. Pops	FY 13	810,154	—	537,875	3,627,000	1,600,000	—	12,750	6,587,779
Chairman and Chief Executive	FY 12	747,673	—	588,413	3,748,915	1,200,000	—	8,575	6,293,576
Officer(1)	FY 11	694,488	—	381,550	1,920,547	900,000	—	8,575	3,905,160
James M. Frates	FY 13	444,066	—	248,250	806,000	320,000	—	12,875	1,831,191
Senior Vice President and Chief	FY 12	429,904	—	271,575	938,081	295,000	—	8,613	1,943,173
Financial Officer	FY 11	414,787	—	204,276	712,080	275,000	—	8,713	1,614,856
Shane Cooke	FY 13	579,916	—	372,375	1,289,600	750,000	—	172,689	3,164,580
President(1)	FY 12	319,085	—	730,000	2,534,000	378,622	—	504,000	4,465,707
Elliot W. Ehrich	FY 13	435,458	—	297,900	971,230	400,000	—	12,750	2,117,338
Senior Vice President, Research and	FY 12	419,270	—	271,575	938,081	322,500	—	8,575	1,960,001
Developmentand Chief Medical Officer	FY 11	402,817	7,326	196,058	684,306	300,000	—	8,575	1,599,082
Kathryn L. Biberstein	FY 13	435,458	—	297,900	967,200	400,000	—	12,750	2,113,308
Senior Vice President, General Counsel,	FY 12	408,724	—	271,575	938,081	322,500	—	8,613	1,949,493
Secretary and Chief Compliance Officer	FY 11	366,419	7,326	146,750	511,161	310,000	—	8,788	1,350,444

Notes to Summary Compensation Table

(1)
On September 16, 2011 (the effective date of the Business Combination), Mr. Pops was appointed Chairman and Chief Executive Officer of the Company, Mr. Cooke was appointed President of the Company, and Ms. Biberstein was appointed Secretary of the Company

(2)
Column (d) for each of Dr. Ehrich and Ms. Biberstein includes a cash bonus of $7,326, earned in October 2010, in connection with the preparation for and participation in the Psychopharmacologic Drugs Advisory Committee for VIVITROL® (naltrexone for extended-release injectable suspension) for the treatment of opioid dependence. This amount was paid to Dr. Ehrich and Ms. Biberstein during the fiscal year ended March 31, 2011.

(3)
The amounts in column (e) reflect the aggregate grant date fair value of stock awards granted during the fiscal years ended March 31, 2013, 2012 and 2011, respectively, in accordance with U.S. GAAP. The weighted average grant date fair value of stock awards granted during the fiscal years ended March 31, 2013, 2012 and 2011, respectively, are included in footnote 14 "Share-Based Compensation" to our consolidated financial statements for the fiscal year ended March 31, 2013 included in our Annual Report on Form 10-K filed with the SEC on May 23, 2013.

(4)
The amounts in column (f) reflect the aggregate grant date fair value of option awards granted during the fiscal years ended March 31, 2013, 2012 and 2011, respectively, in accordance with U.S. GAAP. Assumptions used in the calculation of the fair value of option awards granted by us in the fiscal years ended March 31, 2013, 2012 and 2011, respectively, are included in footnote 2 "Summary of Significant Accounting Policies" to our consolidated financial statements for the fiscal year ended March 31, 2013 included in our Annual Report on Form 10-K filed with the SEC on May 23, 2013.

(5)
The amounts in column (g) reflect the cash awards paid to the named executive officers for services performed in the fiscal years ended March 31, 2013, 2012 and 2011, pursuant to the Performance Plan, the Alkermes Fiscal 2012 Reporting Officer Performance Pay Plan, and the Alkermes Fiscal Year 2011 Reporting Officer Performance Pay Plan. For Mr. Cooke, the amount in the fiscal year ended March 31, 2012, is for services performed for the Company from September 17, 2011 through March 31, 2012.

(6)
The amounts in column (i) reflect our match on contributions made by the named executive officers to our 401k plan. In addition, Column (i) for Mr. Frates includes amounts paid under our wellness incentive plan for the years ended March 31, 2013, 2012 and 2011. Column (i) for Ms. Biberstein also includes amounts paid under our wellness incentive plan for the years ended March 31, 2012 and 2011. Column (i) for Mr. Cooke in the fiscal year ended March 31, 2013 and for the period of September 17, 2011 until March 31, 2012 includes (a) €24,000 and €12,933 (equivalent to $30,914 and $17,228), respectively paid by the Company towards his car allowance and (b) €110,065 and €58,475 (equivalent to $141,775 and $77,894), respectively, contributed by the Company to a private pension plan in which Mr. Cooke participates. Column (i) for Mr. Cooke in the fiscal year ended March 31, 2012 also includes €310,674 (equivalent to $408,878) earned by Mr. Cooke as an employee of Elan from January 1, 2011 through September 16, 2011, which amount was credited to the working capital account of EDT by Elan prior to the completion of the Business Combination and paid to Mr. Cooke by the Company. Mr. Cooke is compensated in Euro. For the purposes of this disclosure, we have converted the Euro payments to U.S. Dollars based on the prevailing exchange rate during the time period over which the payments were made.

Grants of Plan-Based Awards—for Fiscal Year Ended March 31, 2013

        The following table presents information on all grants of plan-based awards made in fiscal year 2013 to our named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Options (#)
										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)*	(c)(1)	(d)(1)	(e)(1)	(f)	(g)	(h)	(i)(2)	(j)(3)	(k)	(l)(4)
Richard F. Pops	5/21/2012	—	—	—	—	—	—	32,500	—	—	537,875
	5/21/2012	—	—	—	—	—	—	—	450,000	16.55	3,627,000
	N/A	0	824,000	1,648,000	—	—	—	—	—	—	—
James M. Frates	5/21/2012	—	—	—	—	—	—	15,000	—	—	248,250
	5/21/2012	—	—	—	—	—	—	—	100,000	16.55	806,000
	N/A	0	225,828	451,655	—	—	—	—	—	—	—
Shane Cooke	5/21/2012	—	—	—	—	—	—	22,500	—	—	372,375
	5/21/2012	—	—	—	—	—	—	—	160,000	16.55	1,289,600
	N/A	0	440,071	880,142	—	—	—	—	—	—	—
Elliot W. Ehrich	5/21/2012	—	—	—	—	—	—	18,000	—	—	297,900
	5/21/2012	—	—	—	—	—	—	—	120,500	16.55	971,230
	N/A	0	221,450	442,900	—	—	—	—	—	—	—
Kathryn L. Biberstein	5/21/2012	—	—	—	—	—	—	18,000	—	—	297,900
	5/21/2012	—	—	—	—	—	—	—	120,000	16.55	967,200
	N/A	0	221,450	442,900	—	—	—	—	—	—	—

Notes to Grants of Plan-Based Awards Table*

        In fiscal year 2014, we awarded stock options and restricted stock awards for fiscal year 2013 performance (in May 2013 after the close of the 2013 fiscal year) to Messrs. Pops, Cooke and Frates, Dr. Ehrich and Ms. Biberstein. As such, all of the stock options and the restricted stock awards reflected in this Grants of Plan-Based Awards table granted on May 21, 2012 were for performance by these grantees in the fiscal year ended March 31, 2012. This Grants of Plan-Based Awards table does not include those stock options and restricted stock awards which were granted on May 28, 2013 for performance by grantees in the fiscal year ended March 31, 2013. Such equity grants were as follows: Mr. Pops, 300,000 stock options and 55,000 restricted stock awards; and Messrs. Cooke and Frates, Dr. Ehrich and Ms. Biberstein 115,000, 70,000, 80,000 and 80,000 stock options and 23,000, 10,000, 15,000 and 15,000 restricted stock awards, respectively. The May 28, 2013 stock option grants were each made at an exercise price of $33.72

(1)
Represents the target cash performance pay range under the Fiscal 2013 Alkermes plc Affiliated Company Reporting Officer Performance Pay Plan (the "2013 Performance Pay Plan") for performance pay awards that may be earned by named executive officers during the performance period April 1, 2012 to March 31, 2013. The target cash performance pay range for Mr. Pops is 0 to 200% of base salary and for Mr. Cooke is 0% to 150% of base salary, with a target cash performance pay of 100% and 75% of base salary in effect at the time of award, respectively. The target cash performance pay range for each of Mr. Frates, Dr. Ehrich and Ms. Biberstein is 0% to 100% of base salary with a target cash performance pay of 50% of base salary in effect at the time of award. See "Compensation Discussion and Analysis—Compensation Program Elements—Cash Incentive Bonus" for a detailed discussion of the 2013 Performance Plan and the Summary Compensation Table above for the actual cash performance pay amounts earned in fiscal year 2013.

(2)
Represents stock awards granted under the 2011 Plan which vest in four equal annual installments commencing on the first anniversary of the grant date. All stock awards were granted under the 2008 Plan and no dividend equivalents are paid on unvested restricted stock awards.

(3)
Represents stock options granted under the 2011 Plan which vest in four equal annual installments commencing on the first anniversary of the grant date. Certain of the stock options qualify as incentive stock options under Section 422 of the IRS Code.

(4)
Represents the estimated grant date fair value of stock options and restricted stock awards granted to the named executive officers during the fiscal year ended March 31, 2013, calculated using valuation techniques compliant with U.S. GAAP. Assumptions used in the calculation of the fair value of option awards granted by us during the fiscal year ended March 31, 2013, are included in footnote 2 "Summary of Significant Accounting Policies" to our consolidated financial statements for the fiscal year ended March 31, 2013 included in our Annual Report on Form 10-K filed with the SEC on May 23, 2013. There can be no assurance that the stock options will be exercised (in which case no value will be realized by the optionee) or the value realized upon exercise will equal the grant date fair value.

Outstanding Equity Awards at 2013 Fiscal Year-End

        The following table presents the equity awards we have made to each of the named executive officers that were outstanding as of March 31, 2013:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(1)	(c)		(d)	(e)	(f)(2)	(g)		(h)(9)	(i)	(j)
Richard F. Pops	—	—		—	—	—	125,000	(4)	2,962,500	—	—
	—	—		—	—	—	16,250	(5)	385,125	—	—
	—	—		—	—	—	24,375	(6)	577,688	—	—
	—	—		—	—	—	32,500	(8)	770,250	—	—
	149,625	—		—	14.57	10/17/2013	—		—	—	—
	184,125	—		—	12.16	12/10/2013	—		—	—	—
	150,000	—		—	12.30	7/12/2014	—		—	—	—
	350,000	—		—	14.90	12/17/2014	—		—	—	—
	187,500	—		—	18.60	12/9/2015	—		—	—	—
	93,750	—		—	20.79	5/2/2016	—		—	—	—
	120,000	—		—	14.38	12/12/2016	—		—	—	—
	100,000	—		—	15.95	6/1/2017	—		—	—	—
	50,000	—		—	14.13	11/5/2017	—		—	—	—
	170,000	—		—	12.29	5/27/2018	—		—	—	—
	165,000	55,000		—	8.55	5/26/2019	—		—	—	—
	375,000	125,000		—	9.21	11/18/2019	—		—	—	—
	162,500	162,500		—	11.74	5/17/2020	—		—	—	—
	100,000	300,000		—	18.105	5/20/2021	—		—	—	—
	—	450,000		—	16.55	5/21/2022	—		—	—	—
James M. Frates	—	—		—	—	—	2,125	(3)	50,363	—	—
	—	—		—	—	—	6,250	(4)	148,125	—	—
	—	—		—	—	—	8,700	(5)	206,190	—	—
	—	—		—	—	—	11,250	(6)	266,625	—	—
	—	—		—	—	—	15,000	(8)	355,500	—	—
	24,500	—		—	14.57	10/17/2013	—		—	—	—
	83,500	—		—	12.16	12/10/2013	—		—	—	—
	45,000	—		—	12.30	7/12/2014	—		—	—	—
	105,000	—		—	14.90	12/17/2014	—		—	—	—
	56,250	—		—	18.60	12/9/2015	—		—	—	—
	28,125	—		—	20.79	5/2/2016	—		—	—	—
	40,000	—		—	14.38	12/12/2016	—		—	—	—
	30,000	—		—	15.95	6/1/2017	—		—	—	—
	15,000	—		—	14.13	11/5/2017	—		—	—	—
	50,000	—		—	12.29	5/27/2018	—		—	—	—
	48,750	16,250	(10)	—	8.55	5/26/2019	—		—	—	—
	37,500	12,500		—	9.21	11/18/2019	—		—	—	—
	60,250	60,250		—	11.74	5/17/2020	—		—	—	—
	25,000	75,000		—	18.105	5/20/2021	—		—	—	—
	—	100,000		—	16.55	5/21/2022	—		—	—	—
Shane Cooke	—	—		—	—	—	37,500	(7)	888,750	—	—
	—	—		—	—	—	22,500	(8)	533,250	—	—
	87,500	262,500		—	14.60	10/5/2021	—		—	—	—
	—	160,000		—	16.55	5/21/2022	—		—	—	—

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(1)	(c)		(d)	(e)	(f)(2)	(g)		(h)(9)	(i)	(j)
Elliot W. Ehrich	—	—		—	—	—	2,125	(3)	50,363	—	—
	—	—		—	—	—	5,000	(4)	118,500	—	—
	—	—		—	—	—	8,350	(5)	197,895	—	—
	—	—		—	—	—	11,250	(6)	266,625	—	—
	—	—		—	—	—	18,000	(8)	426,600	—	—
	38,000	—		—	18.60	12/9/2015	—		—	—	—
	18,750	—		—	20.79	5/2/2016	—		—	—	—
	30,000	—		—	15.95	6/1/2017	—		—	—	—
	15,000	—		—	14.13	11/5/2017	—		—	—	—
	45,000	—		—	12.29	5/27/2018	—		—	—	—
	3	16,250	(10)	—	8.55	5/26/2019	—		—	—	—
	—	10,000		—	9.21	11/18/2019	—		—	—	—
	17,900	57,900		—	11.74	5/17/2020	—		—	—	—
	25,000	75,000		—	18.105	5/20/2021	—		—	—	—
	—	120,500		—	16.55	5/21/2022	—		—	—	—
Kathryn L. Biberstein	—	—		—	—	—	2,125	(3)	50,363	—	—
	—	—		—	—	—	3,750	(4)	88,875	—	—
	—	—		—	—	—	6,250	(5)	148,125	—	—
	—	—		—	—	—	11,250	(6)	266,625	—	—
	—	—		—	—	—	18,000	(8)	426,600	—	—
	25,000	—		—	14.57	10/17/2013	—		—	—	—
	39,500	—		—	12.16	12/10/2013	—		—	—	—
	22,500	—		—	12.30	7/12/2014	—		—	—	—
	52,500	—		—	14.90	12/17/2014	—		—	—	—
	33,750	—		—	18.60	12/9/2015	—		—	—	—
	16,875	—		—	20.79	5/2/2016	—		—	—	—
	30,000	—		—	14.38	12/12/2016	—		—	—	—
	20,000	—		—	15.95	6/1/2017	—		—	—	—
	15,000	—		—	14.13	11/5/2017	—		—	—	—
	45,000	—		—	12.29	5/27/2018	—		—	—	—
	48,750	16,250		—	8.55	5/26/2019	—		—	—	—
	22,500	7,500		—	9.21	11/18/2019	—		—	—	—
	43,250	43,250		—	11.74	5/17/2020	—		—	—	—
	25,000	75,000		—	18.105	5/20/2021	—		—	—	—
	—	120,000		—	16.55	5/21/2022	—		—	—	—

Notes to Outstanding Equity Awards at 2013 Fiscal Year-end Table

(1)
Grant date of all stock options is ten years prior to the option expiration date (Column (f)). All stock options vest ratably in 25% increments on the first four anniversaries of the grant date.

(2)
Stock options expire ten years from the grant date.

(3)
Restricted stock awards granted on May 26, 2009 under the 2008 Plan. The restricted stock awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. No dividend equivalents are paid on restricted stock awards. In the event the individual's employment or any other relationship with us is terminated for any reason, restricted stock awards are forfeited on the date of termination.

(4)
Restricted stock awards granted on November 18, 2009 under the 2008 Plan. With the exception of Mr. Pops, the restricted stock awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. The restricted stock awards granted to Mr. Pops vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date. No dividend equivalents are paid on restricted stock awards. In the event the individual's employment or any other relationship with us is terminated for any reason, restricted stock awards are forfeited on the date of termination.

(5)
Restricted stock awards granted on May 17, 2010 under the 2008 Plan. The restricted stock awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. No dividend equivalents are paid on restricted stock awards. In the event the individual's employment or any other relationship with us is terminated for any reason, restricted stock awards are forfeited on the date of termination.

(6)
Restricted stock awards granted on May 20, 2011 under the 2008 Plan. The restricted stock awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. No dividend equivalents are paid on restricted stock awards. In the event the individual's employment or any other relationship with us is terminated for any reason, restricted stock awards are forfeited on the date of termination.

(7)
Restricted stock awards granted on October 5, 2011 under the 2008 Plan. The restricted stock awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. No dividend equivalents are paid on restricted stock awards. In the event the individual's employment or any other relationship with us is terminated for any reason, restricted stock awards are forfeited on the date of termination.

(8)
Restricted stock awards granted on May 21, 2012 under the 2011 Plan. The restricted stock awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. No dividend equivalents are paid on restricted stock awards. In the event the individual's employment or any other relationship with us is terminated for any reason, restricted stock awards are forfeited on the date of termination.

(9)
Market value is based on the closing price of our ordinary shares on March 28, 2013 (the last day of trading for the fiscal year ended March 31, 2013) as reported by Nasdaq, which was $23.70.

(10)
Subject to vesting upon retirement in accordance with the following retirement provision: If any employee, including a named executive officer, retires after having met certain of our retirement eligibility criteria, then those stock options granted under our 2008 Plan before May 17, 2010 and under the 1998 Equity Incentive Plan and amended and restated 1999 Stock Option Plan (i) before May 17, 2010 but after December 9, 2004 or (ii) before December 9, 2004 with an exercise price less than $13.69, shall vest and become exercisable in full for a period of five years after retirement, not to exceed the full term of the grant.

Option Exercises and Stock Vested—for Fiscal Year Ended March 31, 2013

        The following table presents information regarding option exercising and vesting of restricted stock awards for each named executive officer during the fiscal year ended March 31, 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Richard F. Pops	581,250	7,386,396	146,000	2,782,096
James M. Frates	114,296	1,347,352	18,100	316,601
Shane Cooke	—	—	12,500	261,000
Elliot W. Ehrich	312,247	2,622,080	16,550	287,297
Kathryn L. Biberstein	10,500	138,209	14,250	245,389

Pension Benefits—for Fiscal Year Ended March 31, 2013

        None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation—for Fiscal Year Ended March 31, 2013

        None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans maintained by us.

Potential Payments upon Termination or Change in Control

        If, during the term of the executive officer's employment agreement with us, we terminate such executive officer's employment without cause or such executive officer terminates his employment for "good reason" (e.g., a material diminution in his responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he or she must perform his employment) and such executive officer thereafter signs a general release of claims, we will provide severance, as follows: to Mr. Pops, over a twenty-four month period, we will pay an amount equal to two times the sum of (i) his current base salary, plus (ii) the average of his annual cash incentive compensation received for the two immediately preceding fiscal years, and will provide for continued participation in our health benefit plans during such twenty-four month period; to Mr. Cooke, over an eighteen month period, we will pay an amount equal to one and one-half times the sum of (i) his current base salary, plus (ii) the average of his annual cash incentive compensation received for the two immediately preceding fiscal years; and to Mr. Frates, Ms. Biberstein and Dr. Ehrich, over a twelve month period, we will pay an amount equal to the sum of (i) his current base salary plus (ii) the average of his annual cash incentive compensation received for the two immediately preceding fiscal years, and will provide for continued participation in our health benefit plans during such twelve month period.

        Under the employment agreements with our executive officers, in the event of a change in control, each executive officer would be entitled to continue his employment with us for a period of two years following the change in control. If, during this two-year period, we terminate such executive officer without cause or if such executive officer terminates his employment for "good reason," we shall pay such executive officer a pro rata bonus (based upon the average of the annual bonus for the prior two years) for the year in which the termination occurs. Additionally, he or she will receive a lump sum payment equal to: for Mr. Pops, two times; and for Messrs. Cooke and Frates, Ms. Biberstein and Dr. Ehrich, one and one-half times, the sum of his then base salary (or the base salary in effect at the time of the change in control, if higher) plus an amount equal to the average of his annual cash incentive compensation received for the two immediately preceding fiscal years. Messrs. Pops and Frates, Ms. Biberstein and Dr. Ehrich will also be entitled to continued participation in our health benefit plans: for Mr. Pops, for a period of two years following the date of termination, and for Mr. Frates, Ms. Biberstein and Dr. Ehrich, for a period of eighteen months following the date of termination. These change in control payments are expressly in lieu of, and supersede, those severance payments and benefits otherwise payable if we terminate such executive officer without cause or if such executive officer terminates his employment for good reason, provided that such termination occurs within two years after the occurrence of the first event constituting a change in control and that such first event occurs during the period of employment of the executive officer. Messrs. Pops and Frates, Ms. Biberstein and Dr. Ehrich are also entitled to a "gross-up payment" equal to the excise tax imposed upon the severance payments made in the event of a change in control, if any payment or benefit to the executive, whether pursuant to the employment agreement or otherwise, is considered an "excess parachute payment" and subject to an excise tax under the Code. We no longer provide such "gross-up payments" to newly hired employees. As such, Mr. Cooke is not entitled to a "gross-up payment" in the event of a change in control.

        Upon a change in control of our Company, all outstanding stock options and restricted stock unit awards with time-based vesting issued under our Equity Plans become exercisable. Restricted stock awards issued under our 2002 Restricted Stock Award Plan, all awards with conditions and restrictions relating to the attainment of performance goals issued under our Equity Plans, and all other outstanding stock options may become vested and nonforfeitable in connection with a change in control in the Committee's discretion. The consummation of the Business Combination on September 16, 2011 was not deemed a change of control for these purposes.

        We had two retirement provisions applicable to stock options and open to all employees, only one of which (detailed immediately below) contained eligibility criteria that certain of our executive officers met. If any employee whose age plus years of service equals at least 55 and who has at least 12 years of service with our Company retires, then those stock options granted under our 2008 Plan before May 17, 2010, and under our 1998 Equity Incentive Plan and Amended and Restated 1999 Stock Option Plan (i) after December 9, 2004 and before May 17, 2010 or (ii) before December 9, 2004 with an exercise price less than $13.69, shall vest and become exercisable in full for a prescribed period of time after retirement, not to exceed the full term of the grant. As of March 31, 2013, Mr. Pops, Mr. Frates and Dr. Ehrich were the only named executive officers who met the retirement eligibility criteria reflected in these stock option grants; however, Mr. Pops was not entitled to the benefit of this retirement provision for stock options granted to him for performance during fiscal years 2008 and 2009. This retirement provision did not apply to any stock option grants made on or after May 17, 2010. There are no special retirement provisions associated with restricted stock awards. If the retirement criteria have not been met, or in the absence of any retirement provision, vested exercisable stock options remain exercisable for up to three months from the recipient's date of termination from service and unvested stock options are forfeited, unless otherwise specifically determined by the Committee and except in the event of death or disability as described below. In March 2013, our Compensation Committee decided to eliminate the inclusion of retirement provisions in future equity awards.

        The named executive officers are entitled to certain benefits upon death or disability available to all our employees, as described below. Under our flexible benefits program, all of our eligible employees, including the named executive officers, have the ability to purchase long-term disability coverage that will pay up to 60% of base monthly salary, up to $20,000 per month during disability. In addition, under our flexible benefits program, we provide life insurance coverage for all of our eligible employees, including the named executive officers, equal to two times base salary, with a maximum of $500,000 in coverage paid by us. In the event of termination due to death or disability, stock options granted after November 2000 become fully vested and exercisable for a three-year period, not to exceed the full term of the grant.

Potential Post-Termination Payments

        The following table summarizes the potential payments to each named executive officer under various termination events. The table assumes that the event occurred on March 31, 2013, and the calculations use the closing price of our ordinary shares on March 28, 2013 (the last trading day of fiscal year 2013) as reported by Nasdaq, which was $23.70 per share.

Name and Payment Elements	Voluntary Termination or Retirement		Involuntary Termination Not for Cause or Voluntary Termination for Good Reason Not Following a Change in Control	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control
Richard F. Pops
Cash Compensation:
Severance	$		$3,748,000	$4,798,000
Equity Awards:
Stock Options and awards(1)		—	—	14,179,563
Benefits:
Health and Dental Insurance		—	37,035	37,035

Total		$—	$3,785,035	$19,014,598

James M. Frates
Cash Compensation:
Severance		$—	$736,655	$1,389,983
Equity Awards:
Stock Options and awards(1)		246,188	—	3,258,968
Benefits:
Health and Dental Insurance		—	17,735	26,602

Total		$246,188	$754,390	$4,675,553

Shane Cooke
Cash Compensation:
Severance(2)		$—	$1,448,075	$1,826,697
Equity Awards:
Stock Options and awards(1)		—	—	4,954,750
Benefits:
Health and Dental Insurance		—	—	—

Total		$—	$1,448,075	$6,781,447

Elliot W. Ehrich
Cash Compensation:
Severance		$—	$754,150	$1,442,475
Equity Awards:
Stock Options and awards(1)		246,188	—	3,374,392
Benefits:
Health and Dental Insurance		—	18,517	27,776

Total		$246,188	$772,667	$4,844,643

Kathryn L. Biberstein
Cash Compensation:
Severance		$—	$759,150	$1,454,975
Equity Awards:
Stock Options and awards(1)		—	—	2,221,983
Benefits:
Health and Dental Insurance		—	10,559	15,838

Total		$—	$769,709	$3,692,796

Notes to Post-Termination Payments Table

(1)
This amount represents the difference between the exercise price and the market closing price of our ordinary shares on March 28, 2013, which was $23.70 per share, for outstanding unvested stock options that had an exercise price less than $23.70 per share, and the value of unvested restricted stock unit awards with time-based vesting, valued at $23.70 per share.

(2)
Mr. Cooke's severance amount, which is calculated based on his then current salary and bonus amounts, each of which is paid in Euro, has been converted to U.S. Dollar utilizing the exchange rate on March 31, 2013, which equaled $1.2816 for one Euro.

Risk Assessment of Compensation Policies and Practices

        The Compensation Committee, at the direction of the Board, reviewed our compensation policies and practices and concluded that these policies and practices are not structured to be reasonably likely to have a material adverse effect on the Company. Specifically, our compensation programs contain many features that mitigate the likelihood of inducing excessive risk-taking behavior. These features include:

  •
  a balance of fixed cash compensation and variable cash and equity compensation, with variable compensation tied both to short- and long-term objectives and the long-term value of our stock price;

  •
  the Compensation Committee's ability to exercise discretion in determining incentive program payouts and equity awards;

  •
  share ownership guidelines applicable to our directors and executive officers; and

  •
  mandatory training on our policies that educate our employees on appropriate behaviors and the consequences of taking inappropriate actions.

 DIRECTOR COMPENSATION

        David W. Anstice, Floyd E. Bloom, Robert A. Breyer, Geraldine A. Henwood, Paul J. Mitchell, Wendy L. Dixon, and Mark B. Skaletsky served as non-employee directors for the fiscal year ended March 31, 2013.

        Richard F. Pops became Chairman of the Board effective April 1, 2007 and was an employee during the fiscal year ended March 31, 2013. Mr. Pops does not receive equity or attendance fees for his service on the Board.

Annual retainers

        The Board adopted the following annual retainers, to be paid pro rata on a quarterly basis, for service on the Board and Board committees, and for participation in each telephonic Board meeting.

Service	Retainer Fee
Board Member	$60,000
Board Member Meeting Attendance	3,500
Board Member Telephonic Meeting Attendance	—
Audit and Risk Committee Chair	25,000
Audit and Risk Committee Member	15,000
Compensation Committee Chair	20,000
Compensation Committee Member	10,000
Nominating and Corporate Governance Committee Chair	15,000
Nominating and Corporate Governance Committee Member	7,500

        In addition, we reimburse our directors for travel and other necessary business expenses incurred in the performance of their services for us and extend coverage to them under our travel accident and directors' and officers' indemnity insurance policies.

Equity Compensation

        Each of our non-employee directors receive, on the date of our annual general meeting of shareholders, an option to purchase 25,000 ordinary shares, vesting in full on the one year anniversary of the date of grant. In addition, upon becoming a member of the Board, each new non-employee director automatically receives a one-time grant of an option to purchase 35,000 ordinary shares, vesting ratably over the three calendar years following the date of grant. If a new non-employee director was elected other than at the annual meeting of shareholders, the newly elected non-employee director also received a grant of options equal to the product of the annual director ordinary share grant multiplied by a fraction, the numerator of which equaled the number of months remaining until the next annual meeting of our shareholders and the denominator of which equaled 12.

        Non-employee directors did not receive any options to purchase ordinary shares except for the yearly grant described above and the one-time grant of an option to purchase ordinary shares upon joining the Board.

Director Compensation Table—for Fiscal Year Ended March 31, 2013

        The following table presents and summarizes the compensation of our directors for the fiscal year ended March 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)(1)	(c)	(d)(2)(3)	(e)	(f)	(g)	(h)
David W. Anstice	84,000	—	222,083	—	—	—	306,083
Floyd E. Bloom	85,500	—	222,083	—	—	—	307,583
Robert A. Breyer	81,500	—	222,083	—	—	—	303,583
Wendy L. Dixon	81,500	—	222,083	—	—	—	303,583
Geraldine Henwood	89,000	—	222,083	—	—	—	311,083
Paul J. Mitchell	109,000	—	222,083	—	—	—	331,083
Mark B. Skaletsky	109,000	—	222,083	—	—	—	331,083

Notes to Director Compensation Table—For Fiscal Year Ended March 31, 2013

(1)
Represents fees earned by our directors in the fiscal year ended March 31, 2013, for services as a director, including annual retainer fees, committee and/or committee chair fees and meeting fees.

(2)
The amounts in column (d) reflect the aggregate grant date fair value recognized for financial statement reporting purposes, excluding estimates of forfeitures, if any, in accordance with U.S. GAAP for stock option awards granted in the fiscal year ended March 31, 2013. Each director received an option to purchase 25,000 ordinary shares, which had an estimated grant date fair value of $8.88 per share. The stock options granted to the non-employee directors were granted under the Restated 2008 Plan. Stock options granted under the Restated 2008 Plan are nonqualified stock options that vest one year from the grant date and expire upon the earlier of ten years from the grant date or three years after the optionee terminates their service relationship with us. Additionally, any unvested portion of the option grant shall vest upon the optionee's termination of their service relationship with us. We recognize the cost of the stock options granted to non-employee on a straight-line basis over the requisite service period of the stock options. There can be no assurance that the stock options will be exercised or the value realized upon exercise will equal the grant date fair value.

(3)
Assumptions used in the calculation of the fair value of option awards made by us for the stock options granted to directors on August 1, 2012 are as follows: option exercise price, $18.21; expected term, 7.02 years; volatility, 47%; interest rate, 1.03%; dividend yield, zero. Our directors hold the following aggregate number of outstanding stock options as of March 31, 2013: David W. Anstice, 130,000 shares; Floyd E. Bloom, 200,000 shares; Robert A. Breyer, 155,400 shares; Wendy L. Dixon, 85,000 shares; Geraldine A. Henwood, 150,000 shares; Paul J. Mitchell, 200,000 shares; and Mark B. Skaletsky, 209,000 shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Development and Manufacturing Services Agreement

        Elan owned greater than 5% of our ordinary shares until February 2013, when it successfully sold the entirety of its share ownership in Alkermes. During fiscal year 2013, pursuant to a Development and Manufacturing Services Agreement with Elan, we performed certain development services in respect of an Elan clinical product, and have the right to manufacture a certain percentage of clinical, registration and, if approved, commercial supplies of such product.

Policy Concerning Related Person Transactions

        Our Audit and Risk Committee charter, which is posted on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com, makes clear that our Audit and Risk Committee is responsible for reviewing transactions with related persons, including transactions that would be required to be disclosed in this prospectus in accordance with SEC rules. In addition, our Code of Business Conduct and Ethics, which sets forth legal and ethical guidelines for all of our directors and employees, states that directors, executive officers and employees must avoid relationships or activities that might impair that person's ability to make objective and fair decisions while acting in their company roles and requires that, among other things, any transactions with related persons be disclosed to, and receive the approval of, the appropriate committee of our board.

        In addition, at the end of each fiscal quarter, we ask all of our directors and officers (vice presidents and higher) to disclose a list of their "related parties"; this practice is not pursuant to a written policy or procedure. Related parties are defined as any public, private, profit, or non-profit companies or organizations of which they or their immediate family is an officer, director or 10% or greater shareholder. All reported "related parties" are sent to our Finance department, which checks them against transactions of the Company in that prior quarter. At the Audit and Risk Committee meeting held to review the quarter's financial results, any transactions between a reported related party and us are reported to the Audit and Risk Committee for its review and, if deemed appropriate by the Audit and Risk Committee in its sole discretion, approval.

DISCLOSURE WITH RESPECT TO OUR EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance(1)
Equity compensation plans approved by security holders	16,451,104	$14.57	9,803,384

(1)
Share information is as of March 31, 2013. There are no warrants or other rights outstanding. In addition, as of March 31, 2013, there are 2,226,771 ordinary shares issued as restricted stock awards, which are subject to forfeiture until such awards have vested. These restricted stock awards are not included in this share number.

(2)
Represents the weighted average exercise price of our outstanding options under our equity compensation plans. This does not include outstanding restricted stock awards under our equity compensation plans as such awards do not have an exercise price.

 OTHER BUSINESS

        The Board does not intend to present to the Annual Meeting any business other than that set forth in this proxy statement. If any other matter is presented to the Annual Meeting which under applicable proxy regulations need not be included in this proxy statement or which the Board did not know a reasonable time before this solicitation would be presented, and if permitted as a matter of Irish law, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

Independent Auditor

        PwC, our independent auditor, audited the consolidated financial statements of the Company for the fiscal year ended March 31, 2013. Representatives of PwC are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Shareholder Proposals for the 2013 Annual General Meeting

        In accordance with the rules established by the SEC, as well as under the provisions of our Articles of Association, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the Proxy Statement for next year's Annual General Meeting, which is scheduled for May 28, 2014, must be received by us no earlier than December 29, 2013 and no later than February 27, 2014. Such proposals should be sent to our Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Articles of Association and must be a proper subject for shareholder action under Irish law.

Expenses and Solicitation

        The cost of solicitation will be borne by Alkermes and, in addition to directly soliciting shareholders by mail, Alkermes may request banks and brokers to solicit their customers who have stock of Alkermes registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of Alkermes may also be made of some shareholders in person or by mail or telephone following the original solicitation. In addition, Alkermes has retained the services of Alliance Advisors LLC to solicit proxies, at an estimated cost of $8,000 plus such firm's expenses.

Presentation of Irish Statutory Accounts

        The Company's Irish Statutory Accounts for the fiscal year ended March 31, 2013, including the reports of the auditors thereon, will be presented at the Annual General Meeting. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. The Company's Irish Statutory Accounts are available with the Proxy Materials at www.viewproxy.com/alkermes/2013.

Registered and Principal Executive Offices

        The registered and principal executive offices of Alkermes plc are located at Connaught House, 1 Burlington Road, Dublin 4, Ireland. The telephone number there is +353 1 772-8000.

United States Securities and Exchange Commission Reports

        Copies of our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, as filed with the SEC, are available to shareholders free of charge under the "Investors" tab of our website at

www.alkermes.com or by writing to our Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, Attention: Company Secretary.

Delivery of Documents to Shareholders Sharing an Address

        If you have requested a paper copy of our proxy materials, our Annual Report, including our audited financial statements for the fiscal year ended March 31, 2013, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report and one Proxy Statement will be mailed to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of such documents to any shareholder who sends a written request to Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, Attention: Company Secretary. If your household is receiving multiple copies of the Company's annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, Attention: Company Secretary.

 APPENDIX A

ALKERMES plc

2011 Stock Option and Incentive Plan

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Alkermes plc 2011 Stock Option and Incentive Plan (the "Plan"). The Plan is established in connection with a business combination transaction pursuant to which Alkermes, Inc. (the " Company ") would become a wholly owned subsidiary of a new holding company to be named Alkermes plc, an Irish public limited company (the " Parent "). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of the Parent and its Subsidiaries upon whose judgment, initiative and efforts the Parent and its Subsidiaries largely depend for the successful conduct of their business to acquire a proprietary interest in the Parent. It is anticipated that providing such persons with a direct stake in the Parent's welfare will assure a closer identification of their interests with those of the Parent and its stockholders, thereby stimulating their efforts on the Parent's and its Subsidiaries' behalf and strengthening their desire to remain with the Parent and its Subsidiaries.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

        "Award" or"Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Cash-Based Awards and Performance Share Awards.

        "Award Certificate" means a written or electronic certificate setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

        "Board" means the Board of Directors of the Parent.

        "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Effective Date" means the date set forth in Section 18.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (" NASDAQ "), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price reported by NASDAQ or such other exchange. If the market is closed on such date, the determination shall be made by reference to the last date preceding such date for which the market is open.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Parent or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance-Based Award" means any Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Parent or a unit, division, group, or a Subsidiary) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, initiation or completion of clinical trials, results of clinical trials, drug development or commercialization milestones, collaboration milestones, operational measures including production capacity and capability, hiring and retention of key managers, expense management, capital raising transactions, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, gross or net profit levels, operating margins, earnings (loss) per share of Stock and sales or market shares, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

        "Performance Goals" means the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

        "Performance Share Award" means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

        "Restricted Stock Award" means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Restricted Stock Unit Award" means an Award of phantom stock units to a grantee.

        "Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Parent on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Parent's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock to an unrelated person or entity.

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the Common Stock, par value $.01 per share, of Parent, subject to adjustments pursuant to Section 3.

        "Subsidiary" means the Company and any corporation or other entity in which the Parent has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Parent or any parent or subsidiary corporation of the Parent, within the meaning of Section 424 of the Code.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Administration of Plan.    The Plan shall be administered by the Administrator.

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Cash-Based Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more grantees;

          (iii)  to determine the number of shares of Stock to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written (or electronic) instruments evidencing the Awards;

           (v)  subject to the provisions of Sections 6(d) and 7(a), to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi)  subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

         (vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written and electronic instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Parent, Subsidiaries and Plan grantees.

        (c)    Delegation of Authority to Grant Options.    Subject to applicable law, the Administrator, in its discretion, may delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator's authority and duties with respect to the granting of Options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)    Award Certificates.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

        (e)    Indemnification.    Subject to Section 200 of the Irish Companies Act 1963, neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Parent in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Parent's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Parent.

        (f)    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Parent and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Stock Issuable.

            (i)  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be equal to (i) 16,150,000 ordinary shares, plus (ii) the number of shares of Stock underlying any grants under the Plan that are forfeited, cancelled, repurchased or terminated (other than by exercise) from and after the date the Plan is approved by shareholders. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon net exercise of Options, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than 4,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than 16,150,000 shares of the

  Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Parent.

        (b)    Effect of Awards.    The grant of any full value Award (i.e., an Award other than an Option) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a)(i), as an Award of 1.8 shares of Stock for each such share of Stock actually subject to the Award and shall be treated similarly if returned to reserve status when forfeited or canceled as provided in Section 3(a). The grant of an Option shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a)(i), as an Award for one share of Stock for each such share of Stock actually subject to the Award.

        (c)    Changes in Stock.    Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Parent's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Parent, or additional shares or new or different shares or other securities of the Parent or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Parent the outstanding shares of Stock are converted into or exchanged for securities of the Parent or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        (d)    Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all other Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator's discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, the Company shall make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

        (e)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Parent or a Subsidiary or the acquisition by the Parent or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a)(i).

SECTION 4.    ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Parent and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.    STOCK OPTIONS

        Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Parent or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

          (a)    Stock Options Granted to Employees and Key Persons.    The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Parent or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

            (i)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

            (ii)    Option Term and Termination.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. Unless otherwise determined by the Administrator on or after the date of grant, if a grantee's employment (or other service relationship) with the Parent and its Subsidiaries terminates for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent), the portion of each Stock Option held by the grantee that is not then exercisable shall be immediately forfeited. Unless otherwise determined by the Administrator on or after the date of grant, the grantee may exercise the exercisable portion of his Stock Options until the earlier of three months after such date of termination or the expiration of the stated term of such Stock Option.

            (iii)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

            (iv)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company's delegate, specifying the number of shares to be purchased. In the case of a Stock Option that is not an Incentive Stock Option, unless otherwise determined by the Administrator on or after the date of grant, payment of the purchase price must be made by reduction in the number of shares of Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Stock on the date of exercise. If the Administrator determines not to use the above payment method or in the case of the exercise of Incentive Stock Options, then payment of the purchase price may be made by one or more of the following methods:

              (A)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

              (B)  Subject to the consent of the Administrator and on the basis of such form of surrender agreement as the Administrator may specify, through the delivery (or attestation to the ownership) of shares of Stock owned by the optionee. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

              (C)  By the optionee delivering to the Parent a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Parent cash or a check payable and acceptable to the Parent for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

    Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Parent or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Parent of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Parent is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Parent establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

            (v)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

        (b)    Stock Options Granted to Non-Employee Directors.

          (i)    Automatic Grant of Options.

            (A)  Upon becoming a member of the Board, each Non-Employee Director who is not then a consultant to the Parent or its Subsidiaries shall be granted on such day a Non-Qualified Stock Option to acquire 35,000 shares of Stock, which shall vest ratably over the three calendar years following the date of grant, plus an additional Stock Option to acquire a number of shares of Stock equal to the product of 25,000 multiplied by a fraction, the numerator of which equals the number of months remaining until the next annual meeting of stockholders of the Parent and the denominator of which equals 12, which shall vest on the first anniversary of the date of grant.

            (B)  Each Non-Employee Director who is serving as Director of the Parent on each annual meeting of stockholders, beginning with the 2012 annual meeting, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 25,000 shares of Stock, which shall vest on the first anniversary of the date of grant; provided, however, that no grant shall be made to an individual who ceases to be a member of the Board on such day.

            (C)  The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(b) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

            (D)  The Administrator, in its discretion, may grant additional Non-Qualified Stock Options to Non-Employee Directors. Any such grant may vary among individual Non-Employee Directors.

          (ii)    Exercise; Termination.

            (A)  Unless otherwise determined by the Administrator, an Option granted under this Section 5(b) shall become vested and exercisable in accordance with the vesting provisions set forth in this Section 5(b). An Option issued under this Section 5(b) shall not be exercisable after the expiration of ten years from the date of grant.

            (B)  Options granted under this Section 5(b) may be exercised only by notice to the Parent (or the Parent's delegate) specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

            (C)  Unless otherwise determined by the Administrator on or after the date of grant, if a Non-Employee Director's relationship with the Parent and its Subsidiaries terminates for any reason, the portion of each Stock Option held by the Non-Employee Director that is not then exercisable shall be immediately forfeited. Unless otherwise determined by the Administrator on or after the date of grant, the Non-Employee Director may exercise the exercisable portion of his Stock Options only to the extent set forth in his Stock Option Award Certificates.

          (iii)    Shares Available for Grant.    Grants of Stock Options contemplated by this Section 5(b) shall consist of shares of Stock reserved and available for issuance pursuant to the Alkermes plc Amended and Restated 2008 Stock Option and Incentive Plan, and if there are no such shares of Stock remaining, then such grants shall consist of shares of Stock reserved and available for issuance pursuant to the Plan.

SECTION 6.    RESTRICTED STOCK AWARDS

        (a)    Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Restricted Stock Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Stockholder.    Upon the grant of a Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Parent or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 6(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. If a grantee's employment (or other service relationship) with the Parent and its Subsidiaries terminates for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent), any Restricted Stock that has not vested at the time of termination shall automatically, without any requirement of notice to such grantee from, or other action by or on behalf of, the Parent or its Subsidiaries, be deemed to have been reacquired by the Parent at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Parent by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Parent upon request without consideration.

        (d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Parent's right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. The Administrator may waive the foregoing restriction in the case of a grantee's death, disability or retirement or upon a Sale Event. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator pursuant to the authority reserved in this Section 6, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Parent and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent) and such shares shall be subject to the provisions of Section 6(c) above.

SECTION 7.    RESTRICTED STOCK UNIT AWARDS

        (a)    Nature of Restricted Stock Unit Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Restricted Stock Unit Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Restricted Stock Unit Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Restricted Stock Unit Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Restricted Stock Unit Award with a time-based restriction may become vested incrementally over such three-year period. The Administrator may waive the foregoing restriction in the case of a grantee's death, disability or retirement or upon a Sale Event. At the end of the restriction period, the Restricted Stock Unit Award, to the extent vested, shall be settled in the form of shares of Stock. To the extent that a Restricted Stock Unit Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

        (b)    Election to Receive Restricted Stock Unit Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Stock Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units (which may be fully vested) based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

        (c)    Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of a Restricted Stock Unit Award; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the phantom stock units underlying his Restricted Stock Unit Award, subject to such terms and conditions as the Administrator may determine.

        (d)    Termination.    Except as may otherwise be provided by the Administrator pursuant to the authority reserved in Section 7(a), a grantee's right in all Restricted Stock Unit Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Parent and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent).

SECTION 8.    CASH-BASED AWARDS

        Grant of Cash-Based Awards.    The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the

Award and may be made in cash or in shares of Stock, as the Administrator determines. Except as may otherwise be provided by the Administrator pursuant to the authority reserved in this Section 8, a grantee's right in all Cash-Based Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Parent and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent).

SECTION 9.    PERFORMANCE SHARE AWARDS

        (a)    Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the Performance Cycles, and such other limitations and conditions as the Administrator shall determine.

        (b)    Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award Certificate is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Parent and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent).

SECTION 10.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        (a)    Performance-Based Awards.    Any Covered Employee who is selected by the Administrator may be granted one or more Performance-Based Awards payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Parent or the performance of a Subsidiary, division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Parent or its Subsidiaries, or the financial statements of the Parent or its Subsidiaries, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

        (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for any twelve month period constituting all or part of a Performance Cycle is 4,000,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $25 million in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 11.    TRANSFERABILITY OF AWARDS

        (a)    Transferability.    Except as provided in Section 11(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

        (b)    Administrator Action.    Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Parent to be bound by all of the terms and conditions of the Plan and the applicable Award.

        (c)    Family Member.    For purposes of Section 11(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

        (d)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 12.    TAX WITHHOLDING

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Parent or its Subsidiaries, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Parent or its Subsidiaries with respect to such income. The Parent and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Parent's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

        (b)    Payment in Stock.    In connection with its obligations to withhold Federal, state, city or other taxes from amounts paid to grantees, the Parent or its Subsidiaries may make any arrangements that are consistent with the Plan as it may deem appropriate. Without limitation of the preceding sentence, the Parent shall have the right to reduce the number of shares of Stock otherwise required to be issued to a grantee (or other recipient) in an amount that would have a Fair Market Value on the date of such issuance equal to all Federal, state, city or other taxes as shall be required to be withheld by the Parent or its Subsidiaries pursuant to any statute or other governmental regulation or ruling and paid to any Federal, state, city or other taxing authority.

SECTION 13.    SECTION 409A AWARDS.

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award "), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 14.    TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

          (a)   a transfer to the employment of the Parent from a Subsidiary or from the Parent to a Subsidiary, or from one Subsidiary to another;

          (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Parent or its Subsidiaries, as the case may be, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing; or

          (c)   the transfer in status from one eligibility category under Section 4 hereof to another category.

SECTION 15.    AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code,

Plan amendments shall be subject to approval by the stockholders of the Parent entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(d).

SECTION 16.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Parent unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Parent's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.    GENERAL PROVISIONS

        (a)    No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Parent in writing that such person is acquiring the shares without a view to distribution thereof.

        (b)    Delivery of Stock Certificates.    Stock certificates to grantees under the Plan shall be deemed delivered for all purposes when the Parent or a stock transfer agent of the Parent shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Parent. Uncertificated Stock shall be deemed delivered for all purposes when the Parent or a Stock transfer agent of the Parent shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Parent or any Subsidiary, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Parent shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 17(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

        (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation plans or arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Parent or any Subsidiary.

        (e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Parent's insider trading policies and procedures, as in effect from time to time.

        (f)    Forfeiture of Awards under Sarbanes-Oxley Act.    If the Parent is required to prepare an accounting restatement due to the material noncompliance of the Parent , as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Parent for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

        (g)    Section 60 of Irish Companies Act 1963.    The Parent and any Subsidiary incorporated in Ireland may do all such things as are contemplated by the Plan except to the extent that they are prohibited by Section 60 of the Irish Companies Act 1963. Nothing in this Section 17 (g) shall prohibit anything which may be done as contemplated by the Plan by a Subsidiary which is incorporated outside of Ireland.

SECTION 18.    EFFECTIVE DATE OF PLAN

        The Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 19.    GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

SECTION 20.    DISPUTE RESOLUTION

        All disputes and differences arising out of the Plan or otherwise in connection therewith may be referred by the Parent to arbitration pursuant to the procedures set forth in the applicable grant agreement of any grantee so affected.

ANNUAL GENERAL MEETING OF SHAREHOLDERS PROXY CARD – ALKERMES PLC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 1, 2013 The undersigned shareholder of Alkermes plc (the “Company” or “Alkermes”) acknowledges receipt of the Notice of Annual General Meeting of Shareholders and the accompanying proxy statement and, revoking any proxy or voting instructions previously given, hereby appoints James M. Frates and Iain M. Brown, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Annual General Meeting of Shareholders of the Company to be held at offices of Alkermes, located at Connaught House, 1 Burlington Road, Dublin 4, Ireland, on August 1, 2013, at 12:30 p.m. local time and at any adjournment or postponement thereof, and to vote all such shares that the undersigned is entitled to vote at such Annual General Meeting of Shareholders or at any adjournment or postponement thereof, as stated on the reverse side. If you wish to appoint as proxy any person other than James M. Frates and Iain M. Brown, please contact the Company Secretary. When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no instructions are specified, this proxy, if signed and dated will be voted “FOR” the election of each of the nominees for director named in proposal 1 and “FOR” proposals 2, 3, 4, and 5. If any other business is properly presented at the Annual General Meeting or any adjournment of the Annual General Meeting, this proxy will be voted by the named proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the Annual General Meeting. Should the undersigned be present and elect to vote at the Annual General Meeting or any adjournment or postponement thereof and after notification in writing to the Secretary of the Company at the Annual General Meeting of the undersigned’s decision to terminate this proxy at any time before its exercise, then the power of such proxies shall be deemed terminated and of no further force and effect. (Continued and to be signed on the reverse side) Please sign and date this proxy card on the reverse and return it in the enclosed postage-paid envelope. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held August 1, 2013. The Proxy Statement, and our Irish Statutory Accounts, including related reports, and Annual Report on Form 10-K for the fiscal year ended March 31, 2013 are available at: http://www.viewproxy.com/alkermes/2013 this example. Please do not write outside the designated areas. . Using a black ink pen, mark your votes with an X as shown in The Board recommends a vote FOR all nominees and FOR Proposals 2, 3, 4 and 5. FOR AGAINST ABSTAIN Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person. 2. To approve the Alkermes plc 2011 Stock Option and Incentive Plan, as amended. 3. To hold a non-binding advisory vote to approve the compensation of our named executive officers. 4. To authorize holding the 2014 Annual General Meeting of Shareholders of the Company at a location outside of Ireland. 5. To appoint PricewaterhouseCoopers as the independent auditors of the Company and to authorize the Audit and Risk Committee of the Board of Directors to set the auditor’s remuneration. 1. Election of Directors FOR AGAINST ABSTAIN 01 David W. Anstice 02 Robert A. Breyer 03 Wendy L. Dixon I plan on attending the meeting Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. Date: Signature Signature (if held jointly) CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Internet and telephone voting is available through July 31, 2013 at 5:00 PM Eastern Daylight Time. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

QuickLinks

NOTICE OF 2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 1, 2013
PROPOSAL 1 ELECTION OF DIRECTORS (Ordinary resolution)
DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
PROPOSAL 2 APPROVAL OF ALKERMES PLC 2011 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED (Ordinary resolution)
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION (Ordinary resolution)
PROPOSAL 4 AUTHORIZATION TO HOLD THE 2014 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF THE COMPANY AT A LOCATION OUTSIDE OF IRELAND (Ordinary resolution)
PROPOSAL 5 APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF AUDIT AND RISK COMMITTEE TO SET AUDITORS' REMUNERATION (Ordinary resolution)
REPORT OF THE AUDIT AND RISK COMMITTEE
AUDIT FEES
OWNERSHIP OF THE COMPANY'S ORDINARY SHARES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
DISCLOSURE WITH RESPECT TO OUR EQUITY COMPENSATION PLANS
OTHER BUSINESS
  APPENDIX A
ALKERMES plc
2011 Stock Option and Incentive Plan